SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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HERBALIFE LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Digestion
Hydration

PROXY STATEMENT 2018

HERBALIFE NUTRITION

Making the World Healthier and Happier

Herbalife Ltd. 2018 Proxy Statement

Annual General Meeting of Shareholders

Our 2018 Annual General Meeting of Shareholders

will be held on Tuesday, April 24, 2018 at 8:30 a.m., Pacific Daylight Time, at:

800 W. Olympic Blvd., Suite 406

Los Angeles, CA 90015

Admission requirements

See Part 1 – “Information concerning solicitation and voting” for details on admission requirements to attend the Annual Meeting.

Proxy voting options

Your vote is important!

All shareholders are cordially invited to attend the Annual General Meeting in person. However, in order to assure your representation at the Annual General Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing a proxy card or voting instruction form. Please follow the instructions on the proxy card or voting instruction form.

Proxies submitted by mail, the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2018.

Vote by Internet

www.envisionreports.com/HLF

24 hours a day / 7 days a week

Instructions:

1.	Go to: www.envisionreports.com/HLF

2.	Or scan the QR code with your smartphone

3.	Follow the steps outlined on the secure website

Vote by telephone

1.800.652.VOTE (8683) via touch tone phone

toll-free within the USA, US territories & Canada 24 hours a day / 7 days a week

Outside the USA, US territories & Canada, call 1.781.575.2300 via a touch tone phone. Standard rates will apply

Instructions:

1.	Call toll-free 1.800.652.VOTE (8683) within the USA, US territories & Canada. Outside the USA, US territories & Canada, call 1.781.575.2300.

2.	Follow the instructions provided by the recorded message.

Herbalife Ltd.

Notice of Annual General Meeting of Shareholders

Date:	Tuesday, April 24, 2018

Time:	8:30 a.m., Pacific Daylight Time

Place:	800 W. Olympic Blvd., Suite 406 Los Angeles, CA 90015

Record date:	February 26, 2018

Proxy voting:

All shareholders are cordially invited to attend the Annual General Meeting in person. See Part 1 — “Information concerning solicitation and voting” for details on admission requirements to attend the Annual Meeting.

However, to assure your representation at the Annual General Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing a proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form provided to you.

Items of business:

1. Elect the 14 directors named in the Proxy Statement;

2. Approve, on an advisory basis, the Company’s executive compensation;

3. Approve, as a special resolution, the name change of the Company from “Herbalife Ltd.” to “Herbalife Nutrition Ltd.”;

4. Approve, as a special resolution, an amendment and restatement of the Company’s Amended and Restated Memorandum and Articles of Association in the form attached as Annex A;

5. Effect a two-for-one stock split of the Company’s Common Shares; and

6. Ratify the appointment of the Company’s independent registered public accountants for fiscal 2018.

Shareholders will also act upon such other matters as may properly come before the Annual General Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 26, 2018 are entitled to notice of and to vote at the Annual General Meeting and any subsequent adjournment(s) or postponement(s) thereof.

Availability of Materials:	The Proxy Statement and Annual Report to Shareholders are available at http://www.envisionreports.com/HLF.

NOTICE IS HEREBY GIVEN that the 2018 Annual General Meeting of Shareholders, or the Meeting, of Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability, or the Company, will be held on Tuesday, April 24, 2018 at 8:30 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

Sincerely,

RICHARD WERBER

Acting General Counsel and Corporate Secretary

Los Angeles, California

March    , 2018

Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety prior to voting on the proposals listed below and outlined herein. This Proxy Statement is dated March    , 2018, and is first being made available to shareholders of the Company on or about March    , 2018. A Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting was mailed to shareholders of the Company on or about March    , 2018.

Annual General Meeting of Shareholders

Date:	Tuesday, April 24, 2018

Time:	8:30 a.m., Pacific Daylight Time

Place:	800 W. Olympic Blvd., Suite 406 Los Angeles, CA 90015

Record date:	February 26, 2018

Voting:	Shareholders as of the record date are entitled to vote.

Admission to meeting: Proof of share ownership will be required to enter the Meeting. See Part 1 – “Information concerning solicitation and voting” for details.

Meeting agenda

1.	Elect the 14 directors named in the Proxy Statement;

2.	Approve, on an advisory basis, the Company’s executive compensation;

3.	Approve, as a special resolution, the name change of the Company to Herbalife Nutrition Ltd.;

4. Approve, as a special resolution, an amendment and restatement of the Company’s Amended and Restated Memorandum and Articles of Association in the form attached as Annex A; and

5.	Effect a two-for-one stock split of the Company’s Common Shares; and

6.	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2018.

Shareholders will also act upon such other matters as may properly come before the Meeting.

Voting matters and vote recommendation

Our Board of Directors unanimously recommends that you vote on the proposals to be considered at the Meeting as follows:

Matter		Board vote recommendation	Page Reference (for more detail)
1.	Election of 14 directors	For each director nominee	11

2.	Advisory vote to approve the Company’s executive compensation	For	22

3.	Approve, as a special resolution, the name change of the Company from “Herbalife Ltd.” to “Herbalife Nutrition Ltd.”	For	24

4.	Approve, as a special resolution, the amendment and restatement of the Company’s Amended and Restated Memorandum and Articles of Association in the form attached as Annex A	For	25

5.	Effect a two-for-one stock split of the Company’s Common Shares	For	26

6.	Ratification of the Company’s independent registered public accountants for fiscal 2018	For	27

Table of contents	i

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form.

ii	Table of contents

Proxy Statement table of contents

Financial performance under annual incentive program	29

Strategic accomplishments	30

Compensation program that aligns pay and performance	30

Table of contents	i

Annex A – Form of Amended and Restated Articles of Association

ii	Table of contents

Table of contents	iii

Part 1	Our annual general meeting of shareholders

Information concerning solicitation and voting

Place, time and date of meeting.    This Proxy Statement is being furnished to the Company’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Meeting to be held on Tuesday, April 24, 2018 at 8:30 a.m., Pacific Daylight Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015. Our telephone number is (213) 745-0500.

Record date and voting securities.    Only shareholders of record at the close of business on February 26, 2018, or the Record Date, or duly authorized proxy holders of such shareholders of record, are entitled to notice of and to vote at the Meeting. The Company has one series of common shares, or Common Shares, outstanding. As of the Record Date, 87,432,346 Common Shares were issued and outstanding and held of record by 570 registered holders.

Voting.     Each shareholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Common Shares that reflect abstentions are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote that requires the approval of a specified percentage of shares present and entitled to vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will have no effect in determining whether a required affirmative majority of votes cast has been obtained.

“Broker non-votes” are Common Shares held in “street name” through a broker or other nominee over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions. Thus, if you do not give your broker or nominee specific instructions, your Common Shares may not be voted on certain matters. Common Shares that reflect “broker non-votes” are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Common Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Common Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

If you are a beneficial shareholder and your broker or nominee holds your Common Shares in its name, the broker or nominee is permitted to vote your Common Shares on the ratification of the appointment of independent registered public accountants, even if the broker or nominee does not receive voting instructions from you.

Directors are elected under a majority voting standard in uncontested director elections (i.e., an election where the number of persons nominated for election does not exceed the number of Directors to be elected). The election of directors at the Meeting constitutes an uncontested director election. Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” a director nominee’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Abstentions and “broker non-votes” will not affect the outcome of the election of directors.

In respect of proposals 2, 5 and 6, which involve an advisory vote on the Company’s executive compensation, a two-for-one stock split of the Company’s Common Shares and ratification of accountants, respectively, each proposal must receive the affirmative vote of a majority of the Common Shares present or represented by proxy and entitled to vote on such matter. In respect of proposal 3 and 4, which involve changes to the Company’s name and Amended and Restated Memorandum and Articles of Association, or “Articles,” the Companies Law (2016 Revision) of the Cayman Islands, or Cayman Islands Law, requires each such proposal to be passed as a special resolution. Accordingly, each such proposal must receive the affirmative vote of not less than 66.67% of the Common Shares present or represented by proxy and entitled to vote in order to be approved. In respect of determining the outcome of proposals 2, 3, 4, 5 and 6, abstentions have the effect of a negative vote. “Broker non-votes” will not affect the outcome of any such proposals.

Our annual general meeting of shareholders	1

The results of the advisory vote on the Company’s executive compensation are not binding on the Board of Directors.

Revocability of proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, (b) granting a subsequent proxy through the Internet or telephone or (c) by attending the Meeting and voting in person. However, please note that if you would like to vote at the Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

Proxy solicitation.    The Company bears the expense of printing and mailing proxy materials. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, facsimile or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

Meeting attendance.    Only shareholders of record and beneficial owners as of February 26, 2018, their authorized proxy holders, and invited guests of the Board of Directors may attend the Meeting.

If you are a shareholder of record, in order to be admitted to the Meeting, you will need to produce picture identification (such as a valid driver’s license or passport) as well as copy of a form of proxy card or a Notice showing your name and address. If you are a beneficial owner and you wish to vote in person at the Meeting, you will need to obtain a proxy from the shareholder or record. If you are beneficial owner or other authorized proxy holder, in order to attend the Meeting, you will need both an admission ticket and picture identification (such as a valid driver’s license or passport). To obtain an admission ticket to the Meeting, please send your written request to Corporate Secretary, Herbalife International of America, Inc., 800 W. Olympic Boulevard, Suite 406, Los Angeles, California 90015 or electronically by emailing corpsec@herbalife.com. Your request must be received on or before April 14, 2018 and include a copy of a form of proxy card or voting instruction form confirming your appointment as a proxy holder of a shareholder of record. In your request, please include the address where your admission ticket should be mailed, and any special assistance needs. The Board requests that persons attending the Meeting observe a professional business dress code. The Company also does not permit the use of cameras or other recording devices at the Meeting.

Meaning of shareholder of record.    You are a shareholder of record only if your name is recorded on the Company’s register of members. If your name is not recorded on the Company’s register of members, any shares you hold in the Company are held beneficially. In this case you may still be entitled to direct the holder of your shares as to who should be appointed as proxy in respect of those shares and/or as to how to vote those shares on your behalf.

Shareholders who have purchased their shares on an exchange may hold those shares through a depository, in which case they will be beneficial shareholders and will not be shareholders of record. If you hold your shares in “street name,” you will not be a shareholder of record.

If you wish to enquire as to whether or not you are a shareholder of record, please contact our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Boulevard, Suite 406, Los Angeles, California 90015.

Additional information.    This Proxy Statement contains summaries of certain documents, but you are urged to read the documents themselves for complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon request to the Company by following the procedures described under Part 7 — “Annual report, financial and additional information.”

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on April 24, 2018. The Proxy Statement and Annual Report to Shareholders are available at http://www.envisionreports.com/HLF.

2	Our annual general meeting of shareholders

Part 2	The board of directors

Director independence

Our Board of Directors has affirmatively determined that each of Messrs. Bermingham, Carmona, Christodoro, Cozza, Dunn, Gary, Lynn, Montelongo and Nelson and Mme. Otero is independent under section 303A.02 of the New York Stock Exchange, or the NYSE, Listed Company Manual and the Company’s Categorical Standards of Independence, which are included as part of our Principles of Corporate Governance. Our Principles of Corporate Governance are available on our website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance.” The NYSE’s independence guidelines and the Company’s Categorical Standards include a series of objective tests, such as the person is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent the person from being an independent director. The Board of Directors has affirmatively determined that none of the foregoing directors had any relationship with the Company that would compromise his or her independence. Additionally, the Board has determined that, if elected, Mme. Paláu-Hernández, and Messrs. LeFevre and Graziano will be independent under section 303A.02 of the NYSE’s Listed Company Manual and the Company’s Categorical Standards of Independence.

Messrs. Cardoso and Tartol are not, and Mr. Mendoza will not be, independent due to their status as independent Herbalife distributors.

Dr. Carmona received $100,000 in speaking fees in 2017 as disclosed in the “Director Compensation Table” below. We leverage Dr. Carmona’s professional experience — as the 17th Surgeon General of the United States — to provide training and education to our independent members at various Company-sponsored sales events, such as Extravaganzas. Additionally, Messrs. Christodoro, Cozza, Gary, Graziano (if elected), Lynn and Nelson are affiliated with the Icahn Parties (as defined in Part 3 — “Proposal 1: the election of directors”), which beneficially own approximately 22,872,324 Common Shares. However, the Board of Directors affirmatively determined that such relationships did not compromise their independent judgment or their ability to act independent of the Company’s management.

Board meetings and attendance

During the fiscal year ended December 31, 2017, the Board of Directors held nine meetings. Eleven Board members attended 100% of these meetings, and the other two attended eight out of nine of these meetings. Board members who serve on the Compensation Committee, the Nominating and Corporate Governance Committee, the Audit Committee and the implementation oversight committee attended at least 75% of the committee meetings on which they served. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders of the Company, the Board of Directors and committees of which he or she is a member. All members of the Board of Directors attended the 2017 annual general meeting of shareholders.

It is the policy of the Board of Directors to hold four regularly scheduled meetings, each of which includes an executive session of non-management directors, led by the Lead Director of the Board of Directors, without the presence of management as well as a session of only the independent directors. Additional meetings of the Board of Directors, executive sessions of non-management directors and sessions of independent directors may be held from time to time as required or determined to be necessary.

The board of directors	3

Board leadership

Currently Mr. Johnson serves as our Executive Chairman. Mr. Richard Goudis succeeded Mr. Johnson as CEO effective June 1, 2017, thereby separating the roles of Chairman of the Board and CEO. As Executive Chairman, Mr. Johnson supports Mr. Goudis as Mr. Goudis continues to transition into and establish himself in his role as CEO. Mr. Johnson continues to take part in the management of the Company’s business, including working with independent members. In this way, Mr. Johnson can serve as a key link between the Board and other members of management. The Board determined that although the roles of Chairman and CEO have been separated, having a board leadership structure featuring an executive as Executive Chairman with a Lead Director best serves the interests of the Company and its shareholders because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance.

The Lead Director is an independent director elected for a two year term by the independent directors. The Lead Director chairs the Board meetings during all executive sessions and when the Executive Chairman is unable to participate in Board meetings, and is a contact point for major shareholders and third parties who may desire to contact the Board independently of the Executive Chairman and/or CEO. Mr. Dunn has served as Lead Director since April 24, 2014, and was re-elected as Lead Director by the independent directors effective April 28, 2016. The responsibilities of the Lead Director include:

•	setting the agenda for and leading the regularly-held non-management and independent director sessions, and briefing the Executive Chairman on any issues arising from those sessions;
•	coordinating the activities of the independent directors;

•	presiding at meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors;

•	acting as the principal liaison to the Executive Chairman for the views and any concerns and issues of the independent directors;

•	reviewing the development of, revisions to and implementation of strategic plans and initiatives and facilitating explanation and communication in these areas between the Board and management;

•	advising on the flow of information sent to the Board, and reviewing the agenda, materials and schedule for Board meetings;

•	being available for consultation and communication with major shareholders, as appropriate;

•	maintaining close contact with the chairperson of each standing committee; and

•	performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

With Mr. Dunn’s two-year term as Lead Director coming to an end, the independent directors will elect the next Lead Director in connection with the Meeting.

The Board periodically reviews the structure of Board and Company leadership as part of the succession planning process.

The board’s role in risk oversight

The full Board of Directors has the ultimate responsibility for risk oversight regarding the Company. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value and to support the achievement of strategic objectives and to improve long-term organizational performance. The first aspect of the Board’s approach to risk management is to determine the appropriate level of risk for the Company generally, followed by an assessment of the specific risks the Company faces and the steps management is taking to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates those assessments, culminating in the development of a strategic plan that reflects the Board’s and management’s consensus as to appropriate levels of risk as to specific aspects of the Company’s business and the appropriate measures to manage those risks. Additionally, the full Board of Directors participates in a periodic enterprise risk management assessment during its quarterly meetings. In this process, risk is assessed throughout the business, focusing on risks arising out of various aspects of the Company’s strategic plan and its implementation, including financial, legal/compliance, operational/strategic and compensation risks. The Board also assesses its role in risk oversight throughout our business. In addition to the discussion of risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present with the Lead Director presiding. While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various Board committees also have responsibility for risk management in certain areas. In particular, the audit committee focuses on financial risk, including internal controls, and assesses the Company’s risk profile with the Company’s internal auditors. The internal controls risk profile drives the internal audit plan for the coming year. The audit committee also reviews the Company’s cyber security matters and handles violations of the Company’s Code of Ethics and related corporate policies. Finally, the compensation committee periodically reviews compensation practices and policies to confirm that they do not encourage excessive risk taking. Management regularly reports on each such risk to the relevant committee or the full Board, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or the relevant committee.

4	The board of directors

2017 Director compensation

The table below summarizes the compensation paid by the Company to non-management directors for the fiscal year ended December 31, 2017.

Name	Fees earned or paid in cash ($)	Equity awards ($)(1)	All other compensation ($)		Total ($)
Richard P. Bermingham	157,500	119,930	—		277,430
Pedro Cardoso	95,000	119,930	1,403,497	(2)	1,618,427
Dr. Richard Carmona	119,000	119,930	100,000	(3)	338,930
Jonathan Christodoro	130,000	119,930	—		249,930
Keith Cozza	101,000	119,930	—		220,930
Jeffrey T. Dunn	132,000	119,930	—		251,930
Hunter C. Gary	117,000	119,930			236,930
Jesse A. Lynn	114,000	119,930	—		233,930
Michael Montelongo	119,000	119,930	—		238,930
James L. Nelson	144,000	119,930	—		263,930
Maria Otero	136,000	119,930	—		255,930
John Tartol	96,000	119,930	1,709,979	(4)	1,925,909

(1)	Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with ASC Topic 718, “Compensation—Stock Compensation.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards.
(2)	Amount includes $18,000 in fees for speaking at Herbalife events and $1,385,497 in compensation under the Company’s Marketing Plan resulting from Mr. Cardoso’s activities as an Herbalife Member.
(3)	Amount represents fees for speaking at Herbalife events.
(4)	Amount includes $62,000 in fees for speaking at Herbalife events and $1,647,979 in compensation under the Company’s Marketing Plan resulting from Mr. Tartol’s activities as an Herbalife Member.

Effective April 24, 2014, each non-management director receives (i) $85,000 per year for services as a director and $5,000 for each Board committee on which the director served, an additional $20,000 per year for the Lead Director, an additional $15,000 per year for the chair of the audit committee, an additional $10,000 per year for the chair of the compensation committee and an additional $10,000 per year for the chair of the nominating and corporate governance committee, (ii) $1,500 for each Board meeting attended by the director in person or $1,000 per Board meeting attended telephonically, (iii) $3,000 for each audit committee meeting attended either in person or telephonically, and (iv) $2,000 for each compensation committee and for each nominating and corporate governance committee meeting attended either in person or telephonically. In addition, on July 18, 2016, the Board of Directors established the implementation oversight committee to oversee the implementation of the Federal Trade Commission’s Consent Order, as discussed in greater detail below under “Committees of the board.” Each member of the independent oversight committee receives $1,000 for each such committee meeting attended either in person or telephonically, and the chair such committee receives additional $15,000 per year.

Effective April 24, 2018, each non-management director will receive (i) $100,000 per year for services as a director and $10,000 for each Board committee on which the director served, an additional $25,000 per year for the Lead Director, an additional $20,000 per year for the chair of the audit committee, an additional $20,000 per year for the chair of the implementation oversight committee, an additional $15,000 per year for the chair of the compensation committee and an additional $15,000 per year for the chair of the nominating and corporate governance committee. Directors will no longer receive meeting attendance compensation.

Cash fees with respect to Board or committee membership or service as the Lead Director or a committee chair are paid ratably assuming 12 consecutive months of service from the date the particular membership or service commences. Cash fees for attending Board or committee meetings are paid in the month following the meeting date. Non-management directors also receive an annual equity grant pursuant to the Company’s Amended and Restated Independent Deferred Compensation and Stock Unit Plan, which is part of the Herbalife Ltd. 2014 Stock Incentive

The board of directors	5

Plan, as it may be amended from time to time, in the form of restricted stock units, or RSUs, with a grant date fair value (as determined for financial reporting purposes) of $120,000 (rounded down to the nearest whole unit that vest on April 15, 2018). Effective April 24, 2018, RSUs granted to non-management directors will have a grant date fair value of $135,000 (rounded down to the nearest whole unit that vest on April 15, 2019). The Lead Director also receives an equity grant upon appointment in the form of RSUs with a grant date fair value (as determined for financial reporting purposes) of $250,000 (rounded down to the nearest whole unit) in respect of his or her two-year term as Lead Director. Effective April 24, 2018, the Lead

Director’s equity grant upon appointment will continue to be in the form of RSUs but with a grant date fair value of $25,000 (rounded down to the nearest whole unit) per each year of his or her two-year term. Currently, the RSU award granted to the Lead Director vests on continuation of service as Lead Director in ratable amounts over each quarter, over the two-year life of the award. However, effective April 24, 2018, such RSU award will vest annually on the grant date the following year. Our Lead Director typically serves for a two-year term and the appointment is reconsidered biannually concurrently with our annual general meeting of shareholders.

The table below summarizes the equity-based awards held by the Company’s non-management directors as of December 31, 2017.

	Options/ Stock Appreciation Rights				Stock Unit Awards
Name	Number of securities underlying unexercised options/SARs (#) exercisable	Number of securities underlying unexercised options/SARs (#) un-exercisable	Exercise price ($)	Expiration date	Number of Shares or units of stock that have not vested (#)	Market value of Shares or units of stock that have not vested(1) ($)
Richard P. Bermingham	7,503	—	44.79	05/31/2019
Richard P. Bermingham	4,526	—	79.58	12/19/2020
Richard P. Bermingham	—	—	—		1,665	112,754
Pedro Cardoso	5,452	—	53.29	05/18/2018
Pedro Cardoso	7,503	—	44.79	05/31/2019
Pedro Cardoso	4,526	—	79.58	12/19/2020
Pedro Cardoso	—	—	—		1,665	112,754
Richard Carmona	4,526	—	79.58	12/19/2020
Richard Carmona	—	—	—		1,665	112,754
Jonathan Christodoro	4,526	—	79.58	12/19/2020
Jonathan Christodoro	—	—	—		1,665	112,754
Keith Cozza	4,526	—	79.58	12/19/2020
Keith Cozza	—	—	—		1,665	112,754
Jeffrey T. Dunn	5,452	—	53.29	05/18/2018
Jeffrey T. Dunn	7,503	—	44.79	05/31/2019
Jeffrey T. Dunn	4,526	—	79.58	12/19/2020
Jeffrey T. Dunn	—	—	—		1,665	112,754
Jeffrey T. Dunn	—	—	—		1,022	69,210
Hunter C. Gary	—	—	—		1,665	112,754
Jesse Lynn	—	—	—		1,665	112,754
Michael Montelongo	—	—	—		1,665	112,754
James Nelson	—	—	—		1,665	112,754
Maria Otero	4,526	—	79.58	12/19/2020
Maria Otero	—	—	—		1,665	112,754
John Tartol	5,452	—	53.29	05/18/2018
John Tartol	7,503	—	44.79	05/31/2019
John Tartol	4,526	—	79.58	12/19/2020
John Tartol	—	—	—		1,665	112,754

(1)	Market value based on the closing price of a Common Share on the NYSE on December 29, 2017 of $67.72.

6	The board of directors

Stock ownership guidelines

The Company has adopted stock ownership guidelines applicable to each of our named executive officers and non-management directors. Our CEO is encouraged to acquire and hold Common Shares and/or vested equity awards with an aggregate value equal to five times his base salary. Our other named executive officers are encouraged to acquire and hold Common

Shares and/or vested equity awards with an aggregate value equal to two times their respective base salaries. Each non-management director is encouraged to hold Common Shares and/or vested equity awards with a value equal to five times such director’s annual retainer within two years of such director’s appointment or election to the Board of Directors. As of the date of this Proxy Statement, all of our Board members other than our Executive Chairman have served for two or more years and all such non-management directors were in compliance with these guidelines. All of our NEOs were in compliance with these guidelines.

The board of directors	7

Shareholder communications with the board of directors

Shareholders and other parties interested in communicating directly with the Board of Directors, non-management directors as a group or individual directors, including the Lead Director in his or her capacity as such, may do so by writing to Herbalife Ltd., c/o Corporate Secretary, 800 W. Olympic Blvd, Suite 406, Los Angeles, CA 90015, or by email at corpsec@herbalife.com, indicating to whose attention the communication should be directed. Under a process approved by the Board of Directors for handling communications received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the audit committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all communications received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Committees of the board

Our Board of Directors has a standing audit committee, nominating and corporate governance committee, and compensation committee. Our Board of Directors has also constituted the implementation oversight committee as discussed below.

Audit committee

The audit committee consists of Messrs. Bermingham, Montelongo and Nelson. Each director who served on the audit committee in 2017 is or was independent as discussed above under “— Director Independence.” As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors has affirmatively determined that each of Messrs. Bermingham, Montelongo and Nelson is financially literate, and that Mr. Bermingham is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

The principal duties of the audit committee are as follows:

•	to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and reporting;

•	to monitor the independence and performance of the Company’s independent auditors and internal auditing department; and

•	to provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

Our Board of Directors has adopted a written charter for the audit committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” and in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.” In 2017, the audit committee met six times.

Nominating and corporate governance committee

The nominating and corporate governance committee consists of Messrs. Carmona, Christodoro, Dunn and Lynn.

Each director who served on the nominating and corporate governance committee in 2017 is independent as discussed above under “— Director Independence.” The principal duties of the nominating and corporate governance committee are as follows:

•	to recommend to the Board of Directors proposed nominees for election to the Board of Directors both at annual general meetings and to fill vacancies that occur between annual general meetings; and

•	to review and make recommendations to the Board of Directors regarding the Company’s corporate governance matters and practices.

In identifying candidates to serve on the Board, the nominating and corporate governance committee first determines the evolving needs of the Board taking into account such factors as it deems appropriate, including, among others, the current composition of the Board of Directors, the range of talents, experiences and skills that would best complement those already represented on the Board of Directors, the balance of management and independent directors and the need for financial or other specialized expertise, as discussed in greater detail below under Part 3 — “Proposal 1: The Election of Directors — Director Qualifications.” Applying these criteria, the nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as by management and shareholders. The nominating and corporate governance committee also retains a third-party executive search firm on an ad-hoc basis to identify and review candidates upon request of the committee from time to time.

8	The board of directors

If the nominating and corporate governance committee decides, on the basis of its preliminary review, to proceed with further consideration, the committee members, as well as other directors as appropriate, interview the nominee. After completing this evaluation and interview, the nominating and corporate governance committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate after considering the nominating and corporate governance committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board of Directors pursuant to the provisions of the Articles should notify the Corporate Secretary in writing with the appropriate supporting materials, as more fully described under Part 7 — “Shareholder nominations.”

The Board of Directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.” In 2017, the nominating and corporate governance committee met four times.

Compensation committee

The compensation committee consists of Mme. Otero and Messrs. Bermingham, Christodoro and Gary. Each director who served on the compensation committee in 2017 is independent as discussed above under “— Director Independence.” The principal duties of the compensation committee are as follows:

•	to oversee and approve compensation policies and programs;

•	to review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers;

•	to evaluate the performance of the CEO and recommend the compensation level of the CEO for approval by the independent members of the Board of Directors;

•	to evaluate the performance of certain executive officers and, considering the CEO’s recommendations, set the compensation level for such executive officers;

•	to administer existing incentive compensation plans and equity-based plans;
•	to oversee regulatory compliance with respect to executive compensation matters; and

•	to review the compensation of directors.

Among other duties, the compensation committee is responsible for making the initial risk assessment of the Company’s compensation programs and determining whether those programs require modification to remain consistent with the Board’s determinations as to the levels of risk that are appropriate for the Company. In its assessment, the compensation committee reviewed the Company’s compensation structure and noted numerous ways in which risk is potentially mitigated by practices and policies that include: the balanced mix between short- and long-term incentives; the use of multiple performance measures for the CEO’s annual incentive awards; strong internal controls; the use of stock ownership guidelines; and the existence of an anti-hedging policy. In light of its analysis, the compensation committee believes that the architecture of the Company’s compensation programs provide various safeguards to protect against undue risk-taking.

Our Board of Directors has adopted a written charter for the compensation committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.” In 2017, the compensation committee met eight times.

Implementation oversight committee

On July 18, 2016, the Board of Directors established the implementation oversight committee to oversee the implementation of the Federal Trade Commission’s Consent Order entered into on July 15, 2016, or the Consent Order. The implementation oversight committee is comprised of independent members of the Board of Directors and will exist for a period of two years, unless otherwise determined by the Board of Directors. After two years, the duties and responsibilities of the implementation oversight committee will become the duties and responsibilities of the audit committee. Mr. Nelson serves as chair of the implementation oversight committee, and Ms. Otero and Mr. Lynn serve as members of such committee. For more information regarding the Consent Order, see note 7, Contingencies, of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The board of directors	9

Compensation committee interlocks and insider participation

During the fiscal year ended December 31, 2017, Mme. Otero and Messrs. Bermingham, Christodoro and Gary served on the compensation committee of the Board of Directors. During the fiscal year ended December 31, 2017, there were no relationships or transactions between the Company and any member of the compensation committee requiring disclosure hereunder.

10	The board of directors

Part 3	Proposals to be voted on at the meeting

Proposal 1: The election of directors

Generally

The Articles presently provide for not less than one nor more than 15 directors. The Board of Directors has, by resolution, presently fixed the number of directors at 14. There currently is a full complement of 14 members of the Board of Directors. Directors are elected at each annual general meeting of shareholders to hold office for one-year terms until the next annual general meeting of shareholders.

The Board has nominated each of Michael O. Johnson, Jeffrey T. Dunn, Richard H. Carmona, Jonathan Christodoro, Hunter C. Gary, Nicholas Graziano, Alan LeFevre, Jesse A. Lynn, Michael Montelongo, Juan Miguel Mendoza, James L. Nelson, Maria Otero, Margarita Paláu-Hernández and John Tartol for election as directors to serve one-year terms expiring at the 2019 annual general meeting. Mme. Paláu-Hernández was nominated by Messrs. Cozza, Gary and Lynn, all of whom are members of the Board; Mr. Mendoza was nominated by the Company’s Executive Chairman, Mr. Johnson; and Mr. LeFevre was nominated by the Company’s Chief Executive Officer, Richard Goudis. The nominations of Messrs. Christodoro, Gary, Lynn, Graziano and Nelson were made pursuant to that certain Second Amended and Restated Support Agreement, or the Support Agreement, dated July 15, 2016, by and among the Company and Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc., or collectively, the Icahn Parties. A copy of the Support Agreement was filed by the Company on Form 8-K on July 15, 2016. In consideration of these nominations, the Icahn Parties have agreed to vote their Common Shares in favor of the Board’s nominees for director at the Meeting and thereafter for so long as any Icahn Party designee is a member of the Board. The Icahn Parties beneficially own approximately 22,872,324 of our Common Shares. The Support Agreement also includes standstill and voting provisions applicable to the Icahn Parties’ ownership of Company Common Shares. The Company did not receive any shareholder nominations for director.

The persons named as proxies on the accompanying proxy card intend to vote the Common Shares as to which they are granted authority to vote for the election of the nominees listed above. The form of proxy card does not permit shareholders to vote for a greater number of nominees than 14. Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Director qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the nominating and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The nominating and corporate governance committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Principles of Corporate Governance, are available on the Company’s website, www.herbalife.com, by following the links through “Investor Relations” to “Corporate Governance,” and include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. In addition, the nominating and corporate governance committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. The nominating and corporate governance committee seeks a variety of occupational, educational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as professional experience, geography, race, gender, ethnicity and age. While the nominating and corporate governance committee does not have a formal policy with respect to diversity, the nominating and corporate governance committee believes that it is essential that Board members represent diverse viewpoints. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the nominating and corporate governance committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

Proposals to be voted on at the meeting	11

In evaluating director candidates, and considering incumbent directors for re-nomination to the Board, the nominating and corporate governance committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board. The nominating and corporate governance committee also considers the terms of the Support Agreement. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described above under Part 2 — “Committees of the board — Nominating and corporate governance committee.”

12	Proposals to be voted on at the meeting

Set forth below is biographical information about the 14 nominees standing for election at the Meeting, including each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that such individual should serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS.

Nominees for Election as Directors

Michael O. Johnson Age 63 Director since 2003

Mr. Johnson has served as the Company’s Executive Chairman since June 2017 and Chairman of the Board since 2007. Mr. Johnson previously served as the Company’s Chief Executive Officer from April 2003 until May 2017. Mr. Johnson spent 17 years with The Walt Disney Company, where he served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans, until March 2007, and on the Board of Regents for Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.

Mr. Johnson’s qualifications to serve on our Board include his fourteen years of experience as our Chief Executive Officer, his 11 years of experience as our Chairman of the Board, and his significant experience in international business matters.

Jeffrey T. Dunn Age 60 Director since 2009 Lead Director since 2014

Mr. Dunn has served as a venture partner at Acre Venture Partners since February 2016. Mr. Dunn previously served as the Chief Executive Officer of Juicero, Inc., a manufacturer of commercial grade juicers and related customer support applications, from October 2016 until November 2017. Prior to joining Juicero, Inc., Mr. Dunn was President of Campbell Fresh, a division of Campbell Soup Company, where he led the launch of the company’s premium juice and salad dressing businesses, a position he assumed February 2015. Before joining Campbell Soup Company, Mr. Dunn was Chief Executive Officer and President of Wm. Bolthouse Farms, Inc., a company he joined in May 2008. Prior to joining Wm. Bolthouse Farms Inc., he was President and Chief Executive Officer of Ubiquity Brands, a rollup of several regional snack food businesses. Mr. Dunn also held various leadership roles within The Coca-Cola Company, including serving as president of Coca-Cola North America from 1985 until 2004. He earned a bachelor’s degree in business from the University of Georgia and an MBA in management from Pepperdine University.

Mr. Dunn’s qualifications to serve on our Board include his significant consumer marketing experience, which is relevant to the Company’s business operations in selling and manufacturing packaged food and nutritional supplement products; his significant knowledge and experience regarding international business matters, which is relevant to the Company in light of its operations across 94 countries worldwide; and his service as a chief executive officer, which helps the Board better understand management’s day-to-day actions and responsibilities.

Proposals to be voted on at the meeting	13

Dr. Richard Carmona Age 68 Director since 2013

Dr. Carmona has served as Chief of Health Innovations of Canyon Ranch, a life-enhancement company, since August 2017. He previously served as Vice Chairman of Canyon Ranch, Chief Executive Officer of the Canyon Ranch Health division, and the president of the nonprofit Canyon Ranch Institute, from October 2006 until August 2017. Dr. Carmona is also a Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from August 2002 through July 2006. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System; a professor of surgery, public health, and family and community medicine at the University of Arizona; and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the U.S. Army and the Army’s Special Forces. Dr. Carmona is a director of Axon Enterprise Inc. and the Clorox Company.

Dr. Carmona’s qualifications to serve on our Board include his extensive experience in public health and clinical sciences. His commitment to prevention as an effective means to improve public health and reduce health care costs brings valuable and significant insight to the Board, and his experience serving on other public company boards adds a depth of knowledge as to best practices in corporate governance.

Jonathan Christodoro Age 41 Director since 2013

Photo Not Available

Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from July 2012 to February 2017. Mr. Christodoro was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of: PayPal Holdings, Inc., a technology platform company that enables digital and mobile payments worldwide, since July 2015; Lyft, Inc., a mobile ride-sharing application, since May 2015; and Enzon Pharmaceuticals, Inc., a biotechnology company, since October 2013 (and has been Chairman of the Board of Enzon since November 2013). Mr. Christodoro was previously a director of: Xerox Corporation, a provider of document management solutions, from June 2016 to December 2017; Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, from August 2015 until August 2017; Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, from December 2013 to March 2016; eBay Inc., a global commerce and payments company, from March 2015 to July 2015; Talisman Energy Inc., an independent oil and gas exploration and production company, from December 2013 to May 2015; and American Railcar Industries, Inc., a railcar manufacturing company, from June 2015 to February 2017. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn has or previously had non-controlling interests in each of Xerox, Cheniere, PayPal, eBay, Lyft, Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Mr. Christodoro’s qualifications to serve on our Board include his service on other boards as well as his extensive investment, research and investment banking experience in a variety of industries. Mr. Christodoro was recommended by the Icahn Parties pursuant to the Support Agreement.

14	Proposals to be voted on at the meeting

Hunter C. Gary Age 43 Director since 2014

Mr. Gary has served as Senior Vice President of Icahn Enterprises L.P., or IEP, a master limited partnership and diversified holding company engaged in ten primary business segments which include investment, automotive, energy, gaming, railcar, mining, food packaging, metals, real estate and home fashion, since November 2010. At IEP, Mr. Gary is responsible for monitoring portfolio company operations, implementing operational value enhancement as well as leads a variety of operational activities for IEP which focus on a variety of areas including, technology, merger integration, supply chain, organization transformation, real estate, recruiting and executive compensation. Mr. Gary has served as President of IEP’s Real Estate segment since November 2013 and has lead the Information Technology and Cybersecurity group at IEP since September 2015 while serving as President of Sfire Technology LLC (f.k.a. IEH Technology LLC) since December 2015. Mr. Gary has served as President and Chief Executive Officer of Cadus Corporation, or Cadus, a company engaged in the acquisition of real estate for renovation or construction and resale, since March 2014 and as a director, since February 2014. Prior to IEP and Cadus, Mr. Gary was employed by Icahn Associates Corporation, an affiliate of IEP, in various roles beginning in June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC (n.k.a. Insight Portfolio Group LLC). From 1997 to 2002, Mr. Gary worked, most recently as a Managing Director, at Kaufhof Warenhaus AG, a former subsidiary of the Metro Group which was acquired by Hudson’s Bay Company.

Mr. Gary has been a director of: The Pep Boys – Manny, Moe & Jack, or PBYS, an automotive parts installer and retailer, since February 2016; IEH Auto Parts LLC, or IEHAP, a distributor of automotive aftermarket parts, since

June 2015; Ferrous Resources Limited, or Ferrous, an iron ore mining company, since June 2015; PSC Metals Inc., or PSC, a metal recycling company, since May 2012; Tropicana Entertainment Inc., or TPCA, a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Mr. Gary has also been a member of the Executive Committee of ACF Industries LLC (“ACF”), a railcar manufacturing company, since July 2015.

Mr. Gary was previously a director of: XO Holdings, XO, a competitive provider of telecom services, from September 2011 until January 2018; Federal-Mogul Holdings Corporation (formerly known as Federal-Mogul Holdings Corporation; or FDML), a supplier of automotive powertrain and safety components, from October 2012 to February 2016; Voltari Corporation, or VLTC, a mobile data services provider, from October 2007 to September 2015; American Railcar Industries, Inc. , or ARI, a railcar manufacturing company, from January 2008 to June 2015; and Viskase Companies Inc., or VKSC, a meat casing company, from August 2012 to June 2015.

ACF, ARI, Cadus, FDML, Ferrous, IEHAP, IEP, PBYS, PSC, TPCA, VKSE, VLTC, WPH and XO are each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Herbalife through the ownership of securities.

Mr. Gary received his Bachelor of Science degree with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

Mr. Gary’s qualifications to serve on our Board include his extensive experience dealing with operations and oversight matters for a variety of companies which, in addition to his experience as a director of various companies, enables him to advise our Board on a range of matters. Mr. Gary was recommended by the Icahn Parties pursuant to the Support Agreement.

Proposals to be voted on at the meeting	15

Nicholas Graziano Age 46 New Nominee

Mr. Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities.

Mr. Graziano completed a five year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

Mr. Graziano’s qualifications to serve on our Board include his service on other boards as well as his extensive investment, research and investment banking experience in a variety of industries. Mr. Graziano was recommended by the Icahn Parties pursuant to the Support Agreement.

Alan LeFevre Age 58 New Nominee

Alan W. LeFevre is the former Executive Vice President – Finance and Chief Financial Officer for Jarden Corporation (“Jarden”), a leading provider of consumer products with a portfolio of over 120 brands sold globally, from June 2014 to April 2016. Prior to Jarden, from February 1997 to June 2014, Mr. LeFevre worked for Jarden Consumer Solutions (“JCS”), a subsidiary of Jarden and formerly the Sunbeam Corporation, a manufacturer of home appliances. From April 2002 until June 2014, Mr. LeFevre was the Executive Vice President of Operations and Chief Financial Officer for JCS. In this role, in addition to his responsibilities over accounting and finance, Mr. LeFevre also led the Supply Chain, Manufacturing, Sourcing, Engineering, and Information Technology groups for JCS. From February 1997 to April 2002, Mr. LeFevre held positions of increasing responsibilities within the same business unit. Mr. LeFevre started his career with Arthur Andersen & Co. in 1982. Mr. LeFevre graduated with distinction from Valparaiso University with a Bachelor of Science in Business Administration degree and was a certified public accountant.

Mr. LeFevre’s qualifications to serve on our Board include his significant financial experience, which provides the Board with important knowledge regarding financial matters and operational and executive experience, which is relevant to the Company’s business operations.

16	Proposals to be voted on at the meeting

Jesse A. Lynn Age 47 Director since 2014

Mr. Lynn has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since January 2015. From September 2004 to January 2015, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, L.P., Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from February 2000 until September 2004. From September 1996 until February 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn previously served as a director of The Manitowoc Company, Inc., a capital goods manufacturer, from April 2015 to February 2018. Mr. Lynn received a B.A. in 1992 from the University of Michigan and a J.D. in 1996 from the Boston University School of Law.

Mr. Lynn’s qualifications to serve on our Board include his legal and finance experience gained both in private practice as well as his positions with Icahn Enterprises. Mr. Lynn was recommended by the Icahn Parties pursuant to the Support Agreement.

Juan Miguel Mendoza Age 43 New Nominee

Mr. Mendoza has been an independent Herbalife distributor for 25 years and a member of the Company’s Chairman’s Club since 2013. He has been active in training independent Herbalife distributors around the world, and is a member of various strategy and planning groups for Herbalife.

Mr. Mendoza’s qualifications to serve on our Board include his 25 years of experience as an independent Herbalife distributor, which brings a first-hand understanding of the function and specific needs of our independent Herbalife distributors, the ultimate drivers of our business, to the Board. His tenure as a distributor also provides valuable insight into the Company’s growth and development over the 25-year period.

Proposals to be voted on at the meeting	17

Michael Montelongo Age 62 Director since 2015

The Honorable Michael Montelongo, a former presidential appointee and Senate-confirmed official, has been President and Chief Executive Officer of GRC Advisory Services, LLC, a private firm specializing in board governance, risk management, and compliance matters, since July 2016. He is also a senior advisor at leadershipForward, Inc., a premier leadership performance firm serving Fortune 500 and small business clients and serves on the boards of the Larry H. Miller Management Corporation, Exostar LLC, and Aerospace Corporation. Mr. Montelongo is an experienced c-level executive and board governance leader who has led commercial, government, and non-profit organizations and brings a unique and broad service industry and customer experience skill set in facilities and food service management, retail services, outsourced technical services, telecommunications, professional services, and aerospace/defense, including government service in the military, the U.S. Senate, the Pentagon, and the National Aeronautics and Space Administration (NASA). Focusing on strategy, financial and risk management (including cyber-risk), policymaking, and operations excellence for global commercial and public sector enterprises, he is recognized for leading change in large organizations.

Most recently, Mr. Montelongo served as chief administrative officer and senior vice president, public policy and corporate affairs for Sodexo, Inc., a quality of life services enterprise in North America from January 2008 until July 2016. Previously, he was a George W. Bush White House appointee serving as the 19th assistant secretary for financial management and chief financial officer of the U.S. Air Force from August 2001 until March 2005 and concluded his tenure at the Pentagon as acting secretary of the Air Force. A public policy expert, he is a lifetime member of the Council on Foreign Relations. Before joining the George W. Bush administration, Mr. Montelongo was an executive with a global management consulting firm, a regional telecommunications company, and completed a career in the U.S. Army that included line and staff assignments, a Congressional Fellowship in the U.S. Senate, and service as an assistant professor teaching economics and political science at West Point. Mr. Montelongo is also a member of the Council on Foreign Relations.

Mr. Montelongo earned his bachelor’s degree in science from West Point and an M.B.A. from Harvard Business School.

Mr. Montelongo’s qualifications to serve on our Board include his experience as a c-level executive and corporate governance leader for commercial, government, and non-profit organizations, which helps the Board better appreciate federal government and regulatory matters and understand management’s day-to-day actions and responsibilities; his current and past professional financial and audit committee experience, which provides the Board with important financial and compliance insight; his service with a global food service firm focused on health, wellness, and nutrition, which is relevant to the Company’s business operations in selling and manufacturing packaged food and nutritional supplement products; his significant experience regarding international business and global security matters, which is relevant to the Company in light of its operations across 94 countries worldwide; his standing in and deep knowledge of the U.S. Latino community and market and his experience on other private and public company boards, which adds a depth of knowledge to our Board as to best practices in corporate governance.

18	Proposals to be voted on at the meeting

James L. Nelson Age 68 Director since 2014

Mr. Nelson currently serves as Chief Executive Officer of Global Net Lease, Inc., or GNL, a publicly-traded real estate investment trust, a position he has held since July of 2017, and, since March of 2017, as a director of GNL. Mr. Nelson previously served as a member of the GNL’s audit committee from March 2017 until July 2017. Mr. Nelson also serves as a director and member of the audit committee of Icahn Enterprises GP, or IEP, a position he has held since June of 2001. Mr. Nelson was previously a director of New York REIT, Inc. from November 2015 until June 2017; a director and chairman of the audit committee of the Viskase Companies, Inc. from April 2003 through April 2010; a director of American Entertainment Properties Corp. from December 2003 until March 2013; a director of Tropicana Entertainment Inc. from March 2010 until May 2014, and a member of its audit committee from March 2010 until December 2013 and a member of its nominating and governance committee until his resignation in May 2014; a director of Orbitex Financial Services Group from August 1995 until March 2001; a director and as Chairman of the audit committee of Cequel Communications, an owner and operator of a large cable television system, from April 2008 to November 2012; a director and member of the audit committee of Take Two Interactive Software, Inc. a publisher, developer, and maker of video games and video game peripherals, from April 2010 through November 2013; a director and member of the compensation, governance and strategic alternatives committees of Voltari Corporation (f/k/a Motricity Inc.) from June 2011 to September 2015, and as Chairman of Voltari’s board of directors from January 2012 to September 2015; a director of VII Peaks Co-Optivist Income BDC II, Inc., an externally managed, closed-end management investment company, from November 2013 until August 2014; and a director of Ubiquity Corp from April 2014 until August 2014. Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company, from 1986 until 2009. From March 1998 through 2003, he was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients; and from August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector.

Mr. Nelson brings to his service as a director his significant experience in leadership roles serving as Chief Executive Officer, Director and Chairman of audit committees. Mr. Nelson was recommended by the Icahn Parties pursuant to the Support Agreement.

Proposals to be voted on at the meeting	19

Maria Otero Age 67 Director since 2013

Ms. Otero currently serves on the board of Development Alternatives Inc. In 2009 she was nominated by President Obama and confirmed by the US Senate to serve as Undersecretary of State for Democracy and Global Affairs. On January 17, 2012, Secretary Clinton named Maria Otero as Undersecretary for Civilian Security, Democracy, and Human Rights, a newly created office and position at the State Department, where she served until 2013. During her time at the Department of State, Undersecretary Otero also served as the President’s Special Coordinator for Tibetan Issues. She became the highest ranking Hispanic official at the State Department and the first Latina undersecretary in its history. From 2000 to 2009 Ms. Otero served as President and CEO of Accion International, a global microfinance organization operating in 26 countries. In that capacity she chaired the board of Accion Investments, a global equity investment fund and represented Accion on the board of several microfinance banks. She was appointed by President Clinton to chair the board of the Inter-American Foundation and by President Bush to serve as vice-chair on the board of the US Institute of Peace. In 2006, she was appointed by Secretary General Kofi Annan to the U.N. Advisors Group on Inclusive Financial Sectors. Ms. Otero has served on the boards of The Kresge Foundation since 2013, the Public Welfare Foundation since 2013, Oxfam America since 2014, and the Smithsonian Institution National Portrait Gallery since 2016, and is a member of the Council of Foreign Relations. She also chaired the board of Bread for the World, and served on the boards of the Calvert Foundation and BRAC in Bangladesh. Ms. Otero also worked as an economist for Latin America and the Caribbean in the Women in Development Office of USAID.

Ms. Otero holds an M.A. in literature from the University of Maryland; an M.A. in International Relations from the Paul H. Nitze School of Advanced International Studies (SAIS), at the Johns Hopkins University; and holds an honorary Doctorate of Humane Letters from Dartmouth College.

Ms. Otero’s qualifications to serve on our Board include an expansive career focused on empowering those less fortunate around the world, her standing in and deep knowledge of the U.S. Latino community and market, and her leadership, extensive public service and microfinance experience which add a valuable breadth and depth of knowledge to the Board.

Margarita Paláu-Hernández Age 61 New Nominee

Ms. Paláu-Hernández is the founder and Chief Executive Officer of Hernández Ventures, a private firm engaged in the acquisition and management of a variety of business interests, a position she has held since November 1988. Prior to founding Hernández Ventures, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black Verleger & Shea, where she focused on domestic and international business and real estate transactions from September 1985 until August 1988. Ms. Paláu-Hernández has been a director and member of the Compensation and Nominating and Corporate Governance Committees of ALJ Regional Holdings, Inc., a publically traded holding company, since November 2015. She is also a member of the following non-profit commissions and boards: the Woodrow Wilson International Center for Scholars and the Consejo Mexicano de Asuntos Internacionales Commission on Building a Secure and Competitive U.S.-Mexico Border, since January 2017; Pacific Counsel on International Policy, since April 2017; Yale School of Management Council of Global Advisors, since March 2016; Ex-Officio member of the Yale School of Management Board of Advisors, since March 2016; Smithsonian National Latino Board, since August 2016; UCLA School of Law Board of Advisors, since October 2008; and Trustee Emeritus of the University of San Diego Board of Trustees, since December 2017. Ms. Paláu-Hernández also served on the University of San Diego Board of Trustees from September 2007 until July 2016.

Ms. Paláu-Hernández has a B.A. from the University of San Diego and a J.D. from the UCLA School of Law.

Ms. Paláu-Hernández’s qualifications to serve on our Board include her experience in starting a business, which allow her to appreciate the challenges many of our distributors face, her finance and legal experience gained both her role at Hernández Ventures and in her private practice, her standing in and deep knowledge of the U.S. Latino community and market, and her leadership and extensive non-profit experience which add a valuable breadth and depth of knowledge to the Board.

20	Proposals to be voted on at the meeting

John Tartol Age 66 Director since 2005

Mr. Tartol has been an independent Herbalife distributor for 36 years and a member of the Company’s Chairman’s Club since 2000. He is active in training other independent Herbalife distributors all over the world and has served on various strategy and planning groups for Herbalife. He is also active on behalf of various charities in his community and worldwide on behalf of the Herbalife Family Foundation. He has a Bachelor’s degree in finance from the University of Illinois.

Mr. Tartol’s qualifications to serve on our Board include his 36 years of experience as an independent Herbalife distributor, which brings a first-hand understanding of the function and specific needs of our independent Herbalife distributors, the ultimate drivers of our business, to the Board. His tenure as a distributor also provides valuable insight into the Company’s growth and development over the 36-year period.

Proposals to be voted on at the meeting	21

Proposal 2: Approve, on an advisory basis, the Company’s executive compensation

Our executive compensation program is designed to attract, motivate and encourage a long-term commitment from talented and high-performing executives to lead the Company’s global success selling nutrition products including: food, dietary supplements and personal care products that are regulated at varying levels in the 94 markets where we operate through a direct selling independent sales organization. Our program is further designed to advance our shareholders’ interests in a manner that is consistent with our Company value of “operating with integrity and transparency.” The compensation program places strong emphasis on long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that rewards executives with the ability to participate in our share price appreciation and to share equally in potential downside if key targets that drive shareholder value are not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are encouraged to operate our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which encourages our executives to achieve short-term financial goals.

The vast majority of the compensation of the Company’s named executive officers — the officers identified in Part 4 — “Compensation discussion and analysis” — is tied to Company operating and share price performance. Volume Points, operating income and earnings per share (adjusted, as applicable) are used to determine executives’ annual incentive compensation. Long term incentives were provided to our named executive officers in 2017 in the form of an annual grant of stock appreciation rights, or SARs, and performance share units, or PSUs, all of which are subject to performance and service criteria. These awards directly align the long-term interests of our executives with those of our shareholders.

At our 2017 annual general meeting, our shareholders expressed strong support for our 2016 executive compensation program, with over 88% of votes cast in favor of the advisory vote proposal. When designing our 2017 executive compensation program, the compensation committee of the Board of Directors, or the Committee, considered, among other things, the Company’s growth, profit and non-financial (i.e., sales leader retention) objectives, benchmarking against market practices, the Company’s financial performance, incentives that reward shareholder value creation and any shareholder feedback. While the Committee did not make any changes to our 2017 executive compensation program as a result of the say on pay vote in respect of our 2016 executive compensation program, the Committee determined to make the following changes, which applied to our 2017 program:

•	Elimination of any entitlement to tax gross-ups;

•	Increased threshold and maximum achievement levels of performance-based SARs, and clarified that such SARs vest three years from grant date (subject to potential, partial early vesting) based on achievement of established performance criteria;

•	Revised peer group to eliminate companies with dissimilar products and notably lower revenues and added new peers;

•	Added PSUs as part of the long-term equity incentive program;

•	Consolidated existing three performance measures for annual incentive program for NEOS (EPS, Volume Points and Operating Income) into two measures (Volume Points and Operating Income), with a weighting of 30% and 70%, respectively; provided however, that EPS continued to serve as the performance metric to measure Mr. Johnson’s prorated annual bonus in connection with his role as CEO;

•	Approved a severance plan to apply to NEOs other than the Executive Chairman and NEOs with existing severance agreements; and

•	Elimination of perquisites, including the executive wellness program, executive physical and financial planning benefits effective January 1, 2017 and personal use of Company-chartered aircraft and home security monitoring services effective June 1, 2017.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk taking, against three performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.

Additional information regarding the Company’s compensation program applicable to the named executive officers is described in Part 4 — “Compensation discussion and analysis” and the related tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402

22	Proposals to be voted on at the meeting

of Regulation S-K and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the proxy statement.”

While the resolution is non-binding, the Board of Directors values the opinions that shareholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions. The next shareholder advisory vote on the Company’s executive compensation is expected to occur at the 2019 annual general meeting and the Company currently intends to offer shareholders this advisory vote on an annual basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION.

Proposals to be voted on at the meeting	23

Proposal 3: Approve the name change of the Company from “Herbalife Ltd.” to “Herbalife Nutrition Ltd.”

In proposal 3, we are asking shareholders to pass the following resolution:

“Resolved, that, as a special resolution, the name of the Company is changed from “Herbalife Ltd.” to “Herbalife Nutrition Ltd.”

If this proposal is approved by the shareholders, the name change will be effective as of May 7, 2018. Subsequent to the name change, the Company will not change its trading symbol on the NYSE and the Common Shares will continue to trade on the NYSE.

The Board of Directors determined that it would be in the Company’s best interest to change the Company’s name to better align it with the Company’s principal business operations and to reinforce the Company’s purpose as a global nutrition company that focuses on weight management, targeted nutrition, and energy, sports and fitness products. The Board of Directors, together with management, believes that the proposed name change would allow the Company to better represent our business strategy to customers, business partners and the investment community.

Under the Articles and Cayman Islands Law, the affirmative vote of not less than 66.67% of the Common Shares present or represented by proxy and entitled to vote must approve a change to the Company’s name.

If the name change is approved by our shareholders, Article 1 of our Articles will be amended to read as follows:

“The name of the Company is Herbalife Nutrition Ltd.”

The change of name will not affect in any way the validity or transferability of share certificates outstanding at the time of the name change, our capital structure or the trading of the Common Shares on the NYSE.

Following the date of the Meeting, shareholders should continue to hold their existing share certificates regardless of whether the shareholders approve this proposal 3 to change the Company’s name, proposal 4 to amend and restate the Articles and/or proposal 5 to effect a two-for-one stock split of the Company’s Common Shares. Shareholders should not destroy any share certificates and should not deliver any share certificates to the transfer agent or take any other action with respect to their Common Shares solely as a result of this proposal, proposal 4 or proposal 5. If the name change is approved by shareholders at the Meeting, uncertificated shares currently held in direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “HERBALIFE NUTRITION LTD.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY FROM “HERBALIFE LTD.” TO “HERBALIFE NUTRITION LTD.”

24	Proposals to be voted on at the meeting

Proposal 4: Approve the amendment and restatement of the Company’s Amended and Restated Memorandum and Articles of Association

The Company’s Board of Directors is recommending to shareholders to pass the following resolution to account for the Company’s proposed name change (if approved), the stock split proposal (if approved) and to provide for additional changes as summarized below:

“Resolved, that, as a special resolution, from the Effective Time, the memorandum and articles of association of the Company currently in effect be amended and restated in the form attached as Annex A to this Proxy Statement and notice of annual general meeting.”

The Effective Time for the purposes of the above resolution is May 7, 2018.

Article references in the summary below are to the sections reflected in Annex A and not necessarily the Articles in effect as of the date hereof. The description of the proposed changes to the Articles contained in this Proxy Statement does not purport to be complete and is qualified in its entirely by reference to the full text of the form of the second amended and restated memorandum and articles of association attached to this Proxy Statement as Annex A.

Proposed Changes to the Articles

Articles 2.10 and 2.11 have been added to permit electronic execution and/or delivery of documents pursuant to the provisions of the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

Articles 30 and 31 have been updated to provide for the repurchase of Common Shares by the Company and to conform with recent updates to Cayman Islands Law.

Articles 37 and 38 of the Articles have been added to permit the Company to hold its Common Shares as treasury shares as treasury shares are now permitted by Cayman Islands Law.

Article 87 has been added to permit a shareholder who holds more than one share to split his votes “for” or “against” a resolution and/or abstain from voting some or all of the his shares.

Articles 95 and 99 have been updated to remove references to classification of directors as the declassification of the Board was completed in 2016.

Article 117 has been updated to authorize the Board to delegate their powers, authorities and discretionary duties to committees of the Board.

Article 161 has been added to permit the Company to merge or consolidate with one or more constituent companies on such terms as the Board of Directors may determine and with shareholder approval of a special resolution related thereto.

Additional non-material changes have been made to the Articles in order correct minor typographical errors, reflect general legislative updates since the last full adoption of the amended and restated memorandum and articles of association in April 2015 and to include all prior amendments already made to the Articles since December 2004.

The form of the second amended and restated memorandum and articles of association, as it will appear if the name change proposal is approved, and this proposal 4 is approved, is attached to this Proxy Statement as Annex A.

Under the Articles and Cayman Islands Law, the affirmative vote of not less than 66.67% of the Common Shares present or represented by proxy and entitled to vote must approve the amendment to the Articles set forth in this proposal 4.

Proposals to be voted on at the meeting	25

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES IN THE FORM ATTACHED AS ANNEX A.

Proposal 5: Effect a two-for-one stock split of the Company’s Common Shares.

The Company’s Board of Directors has approved, and is recommending to shareholders for approval at the Meeting, the following resolution to effect a two-for-one stock split of the Common Shares, or the Stock Split Proposal:

“Resolved, that, from the Effective Time, the Company’s outstanding Common Shares be subject to a stock split at a ratio of two-for-one (2:1) by:

(a)	the authorized share capital of the Company being amended by the subdivision of 1,000,000,000 Common Shares of a nominal or par value of US$0.001 each, into 2,000,000,000 Common Shares of a nominal or par value of US$0.0005 each; and

(b)	each issued and outstanding Common Share of a nominal or par value of US$0.001 each, being subdivided into two (2) Common Shares of a nominal or par value of US$0.0005 each.

The Effective Time for the purposes of the above resolution is May 7, 2018.”

If the Stock Split Proposal is approved, on May 7, 2018, the record date established by our Board of Directors, each issued and outstanding Common Share, par value US $0.001 per share, would be subdivided into two Common Shares, par value US $0.0005 per share, and the Company’s currently authorized share capital of 1,000,000,000 Common Shares, par value US $0.001 per share, would be subdivided into 2,000,000,000 Common Shares, par value US $0.0005 per share. The Company is currently authorized to issue 7,500,000 preferred shares, par value US $0.002 per share, and the proposed stock split will not affect this authorization.

The purpose of the Stock Split Proposal is to effect a two-for-one stock split of the Common Shares. The two-for-one stock split will increase the number of shares held in the public market, and the Board of Directors believes that this will place the market price of a Common Share in a range that is more affordable to investors, particularly individuals. As a result, potentially more people would be able to buy our Common Shares and provide more liquidity in each shareholder’s investment. We cannot be certain that these effects will occur.

If the Stock Split Proposal is approved by the shareholders, it will be effective on May 7, 2018, the record date for the stock split. The Company will apply to the NYSE for the listing of the additional Common Shares that would be issued as a result of the stock split. Provided the listing application is approved by the NYSE, the stock split would be accomplished by providing each shareholder of record as of the close of business on the stock split record date an additional Common Share, par value $0.0005 per share, in book entry form for each Common Share held by the shareholder on that date. The additional Common Shares will be distributed on or about May 14, 2018.

FOLLOWING THE STOCK SPLIT, EXISTING SHARE CERTIFICATES REPRESENTING COMMON SHARES, PAR VALUE US $0.001 PER SHARE, WOULD BE DEEMED TO REPRESENT THE SAME NUMBER OF COMMON SHARES HAVING A PAR VALUE OF US $0.0005 PER SHARE. EXISTING CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES AND CERTIFICATES SHOULD NOT BE RETURNED TO THE COMPANY OR ITS TRANSFER AGENT AS A RESULT OF THE STOCK SPLIT.

There are no preemptive rights with respect to the Common Shares, and shareholders will not have any dissenters’ or appraisal rights in connection with adoption of the Stock Split Proposal. The additional Common Shares issuable upon the effective date of the stock split would have the identical powers, preferences and rights as the currently outstanding Common Shares. Adoption of the Stock Split Proposal would not affect the rights of the holders of currently outstanding Common Shares, except for rights incidental to increasing the number of Common Shares outstanding. Appropriate adjustments will be made to all awards granted under the Company’s equity incentive and other employee incentive plans as well as the number of Common Shares reserved for issuance thereunder.

Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of Common Shares after the stock split may be higher than before the stock split because the same ownership interest would be represented by a greater number of shares.

Tax Effect of the Two-for-One Stock Split

Under existing United States federal income tax laws, the proposed two-for-one stock split would not result in any gain or loss or realization of taxable income to owners of Common Shares. The cost basis for tax purposes of each new Common Share and each retained Common Share would be equal to one-half of the cost basis for tax purposes of the corresponding Common Share immediately preceding the stock split. The holding period for each additional Common Share issued pursuant to the stock split would be deemed to be the same as the holding period for the original Common Share. The laws of jurisdictions other than the United States may impose income taxes on the receipt of additional shares pursuant to the stock split.

This summary is based upon the Internal Revenue Code, existing and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date of this Proxy Statement, and all of which are subject to change, possibly on a retroactive basis. Any such change could affect the continuing validity of this discussion. This discussion does not address the effect of any applicable state, local or foreign tax laws. The foregoing summary does not purport to be a complete analysis of all potential tax effects of the stock split. Each shareholder is urged to consult with his or her own tax advisor to determine the particular tax consequences to such shareholder of the stock split, including the applicability and effect of state, local and foreign tax laws and the possible effects of any changes in U.S. federal or other applicable tax laws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED TWO-FOR-ONE STOCK SPLIT CONTEMPLATED BY THE STOCK SPLIT PROPOSAL.

26	Proposals to be voted on at the meeting

Proposal 6: Ratification of the appointment of independent registered public accountants

The audit committee has selected PricewaterhouseCoopers, or PwC, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018. Services provided to the Company and its subsidiaries by PwC in fiscal 2017 and 2016 are described below under “— Fees to independent registered public accountants for fiscal 2017 and 2016.” Additional information regarding the audit committee is set forth in the “Audit committee report.”

The Articles do not require that our shareholders ratify the selection of PwC as the Company’s independent registered public accountants. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain PwC, but may, nonetheless, retain PwC as the Company’s independent registered public accountants. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of PwC will be present at the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit committee report

The audit committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and selecting the independent registered public accounting firm on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. In this context, the audit committee met regularly and held discussions with management and PwC. Management represented to the audit committee that the consolidated financial statements for fiscal year 2017 were prepared in accordance with U.S. generally accepted accounting principles.

The audit committee hereby reports as follows:

•	The audit committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2017 and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PwC. This discussion included PwC’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	The audit committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board.

•	PwC also provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the audit committee concerning independence, and the audit committee has discussed with PwC the accounting firm’s independence. The audit committee also considered whether non-audit services provided by PwC during the last fiscal year were compatible with maintaining the accounting firm’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, which have been filed with the Securities and Exchange Commission, or the SEC. The audit committee also selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2018.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Richard P. Bermingham (Chairman)

Michael Montelongo

James L. Nelson

Proposals to be voted on at the meeting	27

Fees to independent registered public accountants for fiscal 2017 and 2016

The following fees were for services provided by PwC:

	2017	2016
Audit fees(1)	$6,818,000	$5,883,000
Audit-related fees(2)	$211,000	$38,000
Tax fees(3)	$1,409,000	$2,185,000

Total	$8,438,000	$8,106,000

(1)	Audit fees for 2017 and 2016 consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2017 and December 31, 2016, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and which are not reported under “Audit fees”.
(3)	Tax fees were for tax compliance and tax guidance.

Pre-approval policy

The audit committee has adopted pre-approval policies and procedures for audit and non-audit services which the Company’s independent auditors have historically provided. Pursuant to those policies and procedures, the Company’s external auditor cannot be engaged to provide the Company any audit or non-audit services to the Company unless the engagement is pre-approved by the audit committee in compliance with the Sarbanes-Oxley Act of 2002. All fees and services described in the table above were pre-approved pursuant to this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2018.

28	Proposals to be voted on at the meeting

Part 4 Executive compensation

Compensation discussion and analysis

This section explains the Company’s 2017 executive compensation program as it relates our “named executive officers”, or NEOs:

Michael O. Johnson	Executive Chairman
Richard P. Goudis	Chief Executive Officer
Desmond Walsh	President
John G. DeSimone	Chief Financial Officer
David Pezzullo	Chief Operating Officer

Executive summary of our compensation program

Financial performance for purposes of our annual incentive program

The Company’s financial performance is a material factor in determining the total compensation for our NEOs. As discussed further below, top-line growth stated in terms of Volume Points and profitability stated in terms of Operating Income and EPS (each adjusted, as applicable, in the manner discussed below) are the performance metrics used for purposes of our annual incentive program.

For purposes of our 2017 annual incentive program, the targets for Operating Income and EPS were set lower than the 2016 results, primarily reflecting changes in foreign currency rates, but the Volume Point target was set above 2016 results based upon the Company’s expectations for revenue growth. In 2017, we exceeded our performance targets for Operating Income and EPS due to strong expense controls, but fell slightly short of meeting our Volume Points target primarily because of changes in the way we do business in the United States in response to the consent order entered into with the Federal Trade Commission, or the FTC Consent Order. We continued to deliver positive business performance despite facing events with macro-economic consequences, such as natural disasters including earthquakes, hurricanes and floods occurring domestically and abroad in August, September and October.

	Results for Bonus Purposes
	2014		2015		2016		2017		2017 Target
Volume Points (millions)	5,443		5,336		5,582		5,379		5,752
Operating Income ($, millions)	792.1	(1)	648.0	(1)	637.9	(1)	575.3	(2)	558.3
EPS ($) (diluted)(1)	5.93	(1)	5.00	(1)	4.83	(1)	4.10	(2)	3.83
Adjusted closing share price at year end ($)	37.70		53.62		48.14		67.72		N/A

(1)	Operating Income and EPS for 2014 to 2015 are adjusted to exclude the impact of re-measurement and impairment losses related to Venezuela. Operating Income and EPS for 2014 to 2016 are adjusted to exclude expenses relating to challenges to the Company’s business model. Operating Income and EPS for 2014 are also adjusted to exclude certain non-recurring expenses associated with independent member payments related to Venezuela and asset impairment charges. Operating Income and EPS for 2014 and 2015 are also adjusted to exclude the legal reserve for the Bostick case. Operating Income and EPS for 2015 are also adjusted to exclude foreign exchange gain from Euro/USD exposure on intercompany balances, and the recovery of asset impairment charges. Operating Income and EPS for 2014 to 2016 are also adjusted to exclude expenses related to regulatory inquiries, expenses incurred for the recovery of fees relating to the re-audit of our 2010 to 2012 financial statements, or the Re-audit, and non-cash interest costs associated with our convertible notes. Operating Income and EPS for 2016 are also adjusted to exclude arbitration award in connection with the Re-audit, regulatory settlements, FTC Consent Order implementation and China grant income.
(2)	Operating Income and EPS for 2017 are adjusted to exclude impact of the Tax Cuts and Jobs Act, or the Tax Act, non-cash interest costs associated with our convertible notes, expenses relating to FTC Consent Order implementation, expenses relating to regulatory inquiries, expenses relating to challenges to our business model, China grant income, excess tax benefit related to share-based compensation exercises, impact from changes in currency exchange rates and our share repurchases.

The following table summarizes the 2017 annual incentive awards for the NEOs. All 2017 annual incentive awards to NEOs were based solely on the calculated results to target performance levels. For a more detailed discussion of our 2017 annual incentive awards for the NEOs, please refer to the discussion below under “— Annual incentive awards.”

NEO	2017 Annual Incentive Award Amount
Michael O. Johnson	$1,618,172
Richard P. Goudis	$735,110
Desmond J. Walsh	$437,648
John G. DeSimone	$365,597
David Pezzullo	$310,078

Executive compensation	29

Strategic accomplishments

In addition to the financial performance discussed above, the Company achieved key strategic accomplishments in 2017 that provided significant support for the Company’s continued growth and success. These include:

•	completing the implementation of new procedures and enhancement of certain existing procedures in the U.S. in connection with the FTC Consent Order, including segmenting our independent member base in the U.S. into “preferred members” and “distributors”, roll out of the preferred member website and mobile receipt tools to assist distributors in documenting sales to their customers;

•	continuing to expand the global roll-out and member acceptance of daily consumption based sales and marketing activities;

•	conducting pilot programs with revised sales leader requalification requirements aimed at maintaining engagement of part-time sales leaders who have built businesses with small customer bases;

•	increasing the Company’s vertical manufacturing capacity and capability for our key products;

•	continuing execution of our “build it better” program, resulting in continuous improvement efforts throughout the Company;

•	completing our global Oracle ERP system upgrade; and

•	increasing the number and effectiveness of our product access points and distribution facilities.

Compensation program that aligns pay and performance

Our executive compensation program is designed to attract, motivate and encourage a long-term commitment from talented and high-performing executives to lead the Company’s global success selling nutrition products. Our program is further designed to advance our shareholders’ interests in a manner consistent with our Company value of “operating with integrity and transparency.” The compensation program places strong emphasis on long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that rewards executives with the ability to participate in our share price appreciation and to share equally in potential downside if key targets that drive shareholder value are not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are committed to operating our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which encourage our executives to achieve short-term financial goals. The Compensation Committee of the Board of Directors, or the Committee, has the responsibility for establishing, developing and implementing these programs while ensuring an appropriate level of risk-taking by the Company’s executives.

The direct compensation of our NEOs in 2017 consisted of base salary, annual cash incentives, and grants of equity in the form of performance stock appreciation rights, or SARs, and performance share units, or PSUs. To create, and reinforce, a pay for performance philosophy and culture and increase alignment with the expectations of investors in the Company, the annual cash incentives and equity components of compensation comprise the vast majority of the total compensation of our NEOs. In setting target compensation, the Committee annually reviews the total compensation opportunity for each executive compared to comparable executives within the Herbalife Peer Group, as defined below, along with other comparative factors. Although there is no targeted mix of compensation elements, the proportion of compensation designed to be delivered in variable pay versus base salary increases with the ability of the executive to influence overall Company performance.

For 2017, the percentage of targeted direct compensation provided in the form of annual and long-term incentives tied to the Company’s performance was 87% for our current CEO and between 77% and 80% for our other NEOs. As reflected under the “2017 Summary compensation table,” actual compensation paid provided in the form of such incentives was 87% of total compensation for our current CEO and between 76% and 82% of total compensation for our other NEOs.

Percentages may not total due to rounding.

30	Executive compensation

In 2017, except with respect to Mr. Johnson’s pro-rated annual incentive award while serving as CEO of the Company, the Committee determined to consolidate the three performance measures previously used in annual incentive plans for our NEOs (i.e., Volume Point, Operating Income and EPS) into two key financial performance measures, Volume Point and Operating Income, to be applied to all NEOs with a weighting of 30% and 70%, respectively. The Committee made such change in order to simplify the performance measures and to align all NEOs to the same performance targets. The Committee further believes these two performance measures better drive the Company’s share value. While Mr. Johnson’s supplemental annual incentive award applicable during the time he served as CEO of the Company (as described in more detail under “—Annual incentive awards” below) was subject to the same two performance metrics, the performance measure for Mr. Johnson’s pro-rated annual cash incentive award for the period where he served as our CEO was based entirely on EPS. Each of these performance measures is more fully described in “Annual incentive awards — Targets and award determination” below.

Long-term incentives granted to our NEOs in 2017 were exclusively in the form of equity awards subject to performance targets, which provide a direct alignment with the expectations of the Company’s investors to enhance long-term shareholder value. The NEOs each received performance SARs in February 2017 as part of their long-term incentive award granted in the ordinary course. While the use of SARs in and of themselves only have value to our NEOs if our share price increases, the vesting of these SARs requires achieving sales leader retention goals (i.e., retention of the Company’s independent distributor sales leaders). The use of this sales retention metric helps management align the business strategies to ensure that marketing and sales programs and promotions lead to enhanced retention of the Company’s most senior distributors.

As part of the Company’s “build it better” philosophy, the Committee continued to evaluate our executive compensation program during 2017 and determined to introduce PSUs as part of the long-term equity incentive program in order to:

•	increase alignment of equity compensation with shareholder value;

•	reward management for accelerating the Company’s growth;

•	align executives with shareholders through share ownership (provided the PSUs are earned)

•	broaden performance focus and accountability of our NEOs; and

•	require sustained operating performance in order for PSUs to be earned.

Messrs. Goudis and Pezzullo received PSUs in June 2017 and August 2017, respectively, in connection with their promotions to CEO and COO, respectively.

In 2018, in furtherance of its commitment to improve the alignment of our executive compensation program with the interests of shareholders, the Committee determined to eliminate performance SARs from the design of our long-term incentive program. Beginning in 2018, grants to NEOs pursuant to our long-term incentive program will consist of PSUs (75%) and time-vesting restricted share units, or RSUs (25%). With this change, the Company’s executive compensation program will retain its most effective feature, its direct emphasis on multi-year performance, which ensures that NEO pay is aligned with the Company’s performance over several years, while also aligning the interests of NEOs with our shareholders through share ownership.

Say on pay

Our shareholders have consistently expressed strong support for our executive compensation program, with over 87%, on average, of votes cast in favor of our executive compensation program since the shareholder advisory vote over our executive compensation program was sought beginning with our 2011 annual general meeting. At our 2017 annual general meeting, our shareholders continued to show their strong support, with approximately 88% of votes cast in favor of the advisory “say on pay” vote proposal in respect of our 2016 executive compensation program. When designing our 2017 executive compensation program, the Committee considered, among other things, the Company’s growth, profit and non-financial (i.e., sales leader retention) objectives, benchmarking against market practices, the Company’s financial performance, incentives that reward shareholder value creation and any shareholder feedback. The Committee determined to make the following changes, which applied to our 2017 program:

•	Elimination of any entitlement to tax gross-ups;

•	Increased threshold and maximum achievement levels of performance-based SARs, and clarified that such SARs vest three years from grant date (subject to potential, partial early vesting) based on achievement of established performance criteria;

•	Revised peer group to eliminate companies with dissimilar products and notably lower revenues and added new peers;

•	Added PSUs as part of the long-term equity incentive program;

•	Consolidated existing three performance measures for annual incentive program for NEOS into two measures as discussed above (except with respect to Mr. Johnson’s annual incentive bonus in connection with his service as CEO of the Company, which was subject to EPS as its exclusive performance metric);

•	Approved a severance plan to apply to NEOs other than the Executive Chairman and NEOs with existing severance agreements; and

•	Elimination of perquisites, including the executive wellness program, executive physical and financial planning benefits effective January 1, 2017 and personal use of Company-chartered aircraft and home security monitoring services effective June 1, 2017.

Executive compensation	31

Things we do

Our executive compensation program is simple in design, and follows guidelines that have repeatedly proven effective in creating a “pay for performance” culture, a keen focus on profitability as well as retaining key executives. These guidelines include:

☑	tying the vast majority of the income opportunity available to our executives to long-term growth in shareholder value;

☑	incorporating a performance measure or measures relative to improving, in the case of performance SARs, sales leader retention, and, in the case of PSUs, several metrics tied to creating shareholder value, to trigger the vesting of annual equity awards for all NEOs;

☑	making annual incentive awards available only to the extent that key financial performance goals that ensure profitable and efficient business growth are achieved;

☑	imposing caps on awards payable to each NEO under our annual incentive plan;

☑	imposing two additional caps on amounts payable under our annual incentive plan: (i) aggregate payments to all employees collectively must be equal to or less than 10% of Operating Income, and (ii) total management bonus payment should not exceed the annual bonus payout to the Company’s most senior independent members;

☑	the Committee retaining and regularly consulting with an independent compensation advisor;

☑	the Committee annually reviewing current public data regarding the Herbalife Peer Group when compensation decisions are made;

☑	prohibiting pledging, hedging and other types of securities transactions intended to lock in gain on share price appreciation;

☑	subjecting our Section 16 officers to compensation “clawbacks” in the event of a financial misstatement per the Company’s clawback policy; and

☑	encouraging our NEOs to hold Common Shares and/or vested equity awards with an aggregate value equal to five times, with respect to our CEO, or two times, with respect to our other NEOs, their respective base salaries.

Things we don’t do

The Committee is committed to maintaining and adopting prevailing best practices with regard to executive compensation. As such, we DO NOT DO the following:

☒	we do not guarantee our executives any annual incentive award amounts — all annual bonuses require financial performance against annually established goals as established by the Committee;

☒	we do not re-price or back-date equity awards;

☒	we do not issue equity awards with below market exercise prices;

☒	we do not provide supplemental retirement benefits;

☒	we do not provide excise tax gross ups to our NEOs;

☒	we do not encourage excessive or imprudent risk taking; and

☒	we do not provide any perquisites for our NEOs (executive wellness program, executive physical and financial planning benefits ceased effective January 1, 2017, and personal use of Company-chartered aircraft and home security monitoring services ceased effective June 1, 2017).

32	Executive compensation

2018 Compensation changes

The Committee determined to make changes to our executive compensation program for 2018 as part of the Company’s “build it better” philosophy. As part of this philosophy, we are committed to continue to improve the alignment of our compensation program with shareholder value creation, while balancing the need to retain a strong leadership team. The Committee believes the changes being made to our 2018 compensation program further improves the alignment between executive compensation and the interests of shareholders. Highlights of our 2018 changes and the primary reasons for such changes are described below:

Annual cash incentive awards
Change made	Reason for change

Amend bonus slopes applicable to NEOs as follows:

•   One slope for both Volume Points and Operating Income metrics.

•   Lower minimum threshold to receive any bonus to 95% (from 100%).

•   Increase maximum threshold to 108% (from 106%).

• Updated bonus slopes to reflect Company’s historical performance. • Steep slope encourages Company’s high performance culture. • Updated bonus slopes better aligned with market trends.

Long-term incentive awards
Change made	Reason for change

In 2017, began to replace performance-vesting SARs with PSUs as part of long-term equity incentive program. In 2018, introduced equity grant to be comprised of a mix of PSUs and time-vesting RSUs.

•   Beginning in 2018, total equity compensation awarded to executive employees eligible to receive equity grants will be comprised of 75% PSUs and 25% RSUs.

•   Performance metrics applicable to PSU portion will include Local Currency Net Sales, Adjusted EBIT and Adjusted EPS (each metric as defined below under “— Performance Shares Units”).

•   Increase alignment of equity compensation with creating shareholder value.

•   Reward management for accelerating the Company’s growth.

•   Align executives with shareholders through share ownership.

•   Align with prevalent market practices.

•   Broaden performance focus and accountability of our NEOs.

•   Require multi-year performance in order for PSUs to be earned.

Executive compensation	33

Executive compensation program objectives

As a leader in the nutritional products industry, generally manufacturing approximately 65% of our own products that are sold through a direct selling distribution channel and generating approximately 80% of our net sales outside the United States for the year ended December 31, 2017, we operate in an environment of challenging regulatory, economic and geopolitical uncertainty. Our success depends on the leadership of a highly-talented, adaptive and dedicated executive team. Our compensation program for our NEOs provides competitive rewards to executives who contribute to our annual success in achieving growth in revenues and profitability, as well as making strategic decisions that should lead to increasing shareholder returns over time.

The Committee believes that shareholder interests are advanced if the Company assembles, motivates and rewards a high-performing management team. To promote this objective, the Committee developed its executive compensation program guided by a “pay for performance” organizing framework and the resulting underlying principles listed below:

Principle	Implication on HLF Program	Rationale
The program must attract and encourage a long-term commitment from talented executives necessary to lead our global nutrition business and advance shareholders’ interests in a manner consistent with our company value of “operating with integrity and transparency.”	• Strong emphasis on long-term incentives and shareholder value creation. • Performance considerations reflect the Company’s values and strategy and an appropriate balance of risk and reward.

•   Focus on long-term performance and shareholder value helps mitigate risk and encourages growth.

•   Operating with integrity and transparency is a key corporate value that must be central to how we conduct our business.

Compensation opportunities must be competitive with the pay practices of companies that operate in global markets and able to attract and retain high-performing, highly-employable executive talent with similar executive skills and capabilities.

•   Peer group reflects the market in which we reasonably compete for executive talent.

•   We reference both proxy-sourced market data from our peer group as well as general industry survey data from Mercer (a nationally recognized compensation survey).

•   The Committee’s independent advisor provides the Committee with the 25th, 50th and 75th percentiles of market data to understand the scope of the market, with target compensation for top executives spanning from the 25th percentile to the 75th percentile based on a variety of factors, including individual performance, internal equity, succession planning and business strategy.

•   Overall, our executives are within a competitive range.

•   The Company recruits high-performing executives with known track-records in competitive, complex and global businesses.

•   To attract the talent the Company needs to lead its business, compensation opportunities must be as or more attractive than opportunities at our peers.

34	Executive compensation

Principle	Implication on HLF Program	Rationale
A majority of total compensation is at-risk and tied to achievement of annual financial and non-financial performance goals and improvement in long-term shareholder value.

•   87% of actual 2017 compensation for our CEO and between 72% and 82% of actual 2017 compensation for our other NEOs were incentive-based directly linked to performance.

•   100% of long-term incentives awarded in 2017 were performance based – no time-vesting equity.

•   Value of SARs and PSUs align with sustained long-term shareholder value and vesting requires achievement of performance goals that support our business.

•   Annual and long-term incentive plans use growth objectives, profit objectives, non-financial objectives (e.g., sales leader retention), are forward-looking and backward-looking, to ensure a comprehensive set of metrics are used to consider overall performance of the Company and our executive team.

Incentive compensation must provide superior pay for superior performance that meets or exceeds the expectations of our shareholders.

•   Superior performance expectations are built into performance targets and ranges of our incentive plans such that when incentive targets are met, the Company is exceeding peer financial performance and meeting shareholder expectations.

•   Our incentive plans are calibrated to deliver above-median compensation for meeting superior performance targets, with the majority of those incentives deriving value through share price appreciation, in the case of SARs, and deriving value through increased shareholder value, in the case of PSUs.

• The only way for our executives to earn above-market compensation is by meeting or exceeding financial and non-financial goals.

Executive compensation	35

Principle	Implication on HLF Program	Rationale
Incentive compensation should reflect a balanced time horizon between annual and long-term performance in order to promote sustainable growth in the value of the enterprise.

•   Annual incentive is paid in cash based on achievement of annual financial performance targets.

•   SARs, which have a 10 year term, are earned based on achievement of sales leader retention expectations – a key forward-looking non-financial measure, and which over that time derives value only from share price appreciation.

•   PSUs awarded in 2017 are earned based on achievement of the following three metrics over a performance period from July 1, 2017 to December 31, 2019: Volume Points, Adjusted EBIT and Adjusted EPS.

•   PSUs awarded in 2018 will be earned based on achievement of the following three metrics over a three-year performance period as determined by the Committee: Local Currency Net Sales, Adjusted EBIT and Adjusted EPS.

•   A mix of cash and equity compensation is a competitive practice.

•   Paying a mix of cash and equity based on a “portfolio” of equity vehicles and performance metrics also help balance risk within the pay program.

Long-term incentives should be provided in Company equity, where allowed by local law, to encourage executives to plan and act with the perspective of shareholders and with the Company’s vision, mission and values in mind, and be rewarded for the successful implementation of our growth strategies.

•   100% of the long-term incentives granted to NEOs in 2017 delivered in performance SARs and, with respect to Messrs. Goudis and Pezzullo, PSUs.

•   In 2018, long-term incentive awards to be granted to NEOs will consist of 75% PSUs and 25% RSUs

•

•   The Company has competitive stock ownership guidelines.

•   SARs, PSUs and RSUs align executive rewards with the Company’s long term performance and shareholder value creation.

•

•   Encouraging equity ownership further aligns executives with sustained performance and shareholder value.

36	Executive compensation

Purpose of compensation elements

The compensation and benefits program for our NEOs consists of and is designed to achieve the following:

Direct pay component	Purpose
Base salary	Provide a competitive foundation for total compensation to each executive in consideration of job scope and responsibilities, demonstrated sustained performance, capabilities and experience.

Annual cash incentives	Reward executives for the achievement of challenging annual financial targets that drive growth in shareholder value.

Long-term incentives (performance-based SARs and PSUs)	Provide incentive for executives to develop strategic plans, and make tactical decisions that will enhance shareholder value, reward executives with participation in the creation of long-term shareholder value and encourages successful executives to remain with the Company.

Indirect pay (benefits)

Retirement benefits	Encourage executives to build retirement resources by providing a match on deferred compensation in the Company’s 401(k) plan and Senior Executive Deferred Compensation Plan.

Life insurance benefits	Provide a competitive benefit in the event of death of an executive.

Severance benefits	Enable each executive to focus his or her full time and attention on meeting the financial and operating objectives set by the Committee without fear of the financial consequences of an unexpected termination of employment.

Change in control benefits	Enable executives to focus on shareholder interests when considering strategic alternatives.

Establishing CEO compensation

The Chair of the Committee, with input from the independent compensation advisor, recommends the CEO’s compensation to the Committee in an executive session not attended by the CEO. Once a recommendation has been established by the Committee, the CEO’s compensation is reviewed with, and approved by, the independent members of the Board.

Role of executive officers in executive compensation decisions

The CEO reviews compensation data gathered from a group of peer companies, approved by the Committee and described below under “— Peer Group”, or the Herbalife Peer Group, and, along with general industry compensation surveys, considers each executive officer’s performance and scope of responsibility, and makes a recommendation to the Committee on changes to base salary, annual incentive awards and equity awards for each executive officer other than himself. The CEO participates in Committee meetings at the Committee’s request to provide relevant background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Committee utilizes the information provided by the CEO along with input from its independent compensation advisor and the knowledge and experience of Committee members in making compensation decisions.

Executive compensation	37

Base salaries

Base salaries for our NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as compared with relevant and comparable market talent. When establishing base salaries for NEOs, the Committee considers market data and positions target pay for the NEOs based on a number of factors, including experience and tenure of the executive, scope of responsibilities, business performance and individual performance.

The Committee reviews base salaries of our NEOs annually, generally in February. In its annual review of the base salaries for our NEOs for 2017, the Committee determined to have the base salaries of our NEOs remain generally unchanged. On June 1, 2017, Mr. Johnson transitioned to the role of Executive Chairman and Mr. Goudis transitioned to the role of CEO. On August 1, 2017, Mr. Pezzullo became the Chief Operating Officer of the Company. In connection with these transitions, the Committee approved changes to each of their base salaries. The chart below shows the 2015 and 2016 base salaries for the NEOs, the base salaries approved by the Committee for 2017, the current base salaries as of December 31, 2017, and the rationale for the applicable salary changes.

In connection with the elimination of the executive wellness program, executive physical and financial planning benefits, the base salaries of our NEOs increased by approximately 3% effective January 1, 2017.

NEO	2015 Salary	2016 Salary	2017 Salary		Current Salary (as of December 31, 2017)	Rationale for Change
Michael O. Johnson	$1,236,000	$1,236,000	$1,236,000	(1)	$650,000	➣ Transition to Executive Chairman
Richard P. Goudis	$675,680	$675,680	$675,680		$1,000,000	➣ Appointed to CEO
Desmond Walsh	$675,680	$675,680	$694,680		$694,680	➣ 3% increase
John G. DeSimone	$600,000	$600,000	$619,000		$619,000	➣ 3% increase
David Pezzullo	$438,626	$438,626	$457,626		$525,000	➣ Appointed to Chief Operating Officer

(1)	This annual salary amount was effective for the period of time Mr. Johnson served as CEO of the Company, which was January 1, 2017 through May 31, 2017.

38	Executive compensation

Annual incentive awards & long-term incentive program

Annual incentive awards

Our annual cash incentive plan is designed to motivate and reward the achievement of annual financial targets that create value for our shareholders. The Committee establishes financial performance targets and goals for our annual incentive plan each year, taking into consideration that such targets and goals align with and support the Company’s business strategy, recognize current business conditions, align with the current year financial budget, align with Wall Street analysts and public investor expectations and require performance that is competitive with those of the Herbalife Peer Group. In 2017, as part of the Committee’s commitment to further strengthen a “pay for performance” culture and align our employees with the interest of our shareholders and investor expectations, the Committee consolidated the performance measures that had been used from 2009 to 2016. In this way, the Committee simplified the performance measures and aligned all the NEOs to the same targets. Except as described below under “— Pre-Transition Annual Incentive Opportunities – January 1, 2017 through May 31, 2017,” the criteria used for 2017 consisted of targeted Volume Points, serving as a proxy for sales, and targeted Operating Income, subject to adjustments as discussed below, which ensures our executives make decisions that improve our profitability.

In addition to setting performance targets, the Committee has established two limits within the annual incentive plan that can affect the aggregate value of the awards. The first limit is the requirement that the aggregate payments made under the annual incentive plan cannot exceed 10% of the Company’s Operating Income for the year. The second limit is the requirement that the total bonus payout to all employees of the Company should not exceed the annual bonus payout to the Company’s most senior independent members.

Pre-Transition Annual Incentive Opportunities – January 1, 2017 through May 31, 2017

Prior to Mr. Johnson’s transition to the role of Executive Chairman on June 1, 2017, Mr. Johnson’s target and maximum annual incentive as a percentage of his base salary was set forth in his March 2008 employment agreement. Although Mr. Johnson’s March 2008 employment agreement provided for a “base” annual incentive award equal to three-quarters of his total annual incentive opportunity payable to the extent the Company achieves EPS targets set by the Committee, the Committee determined to increase the percentage to 100%. Mr. Johnson’s March 2008 employment agreement also provides for a supplemental annual incentive award payable in the event of the achievement of an alternative performance target, or APT, equal to one-fourth of his total annual incentive opportunity. The APT incentive provides the Committee a degree of flexibility in incentivizing and rewarding Mr. Johnson for the achievement of key strategic and financial targets. Volume Points and Operating Income were used for the period between January 1, 2017 through May 31, 2017 to determine Mr. Johnson’s APT incentive.

Prior to Mr. Goudis’ transition to the role of Chief Executive Officer (together with Mr. Johnson’s transition to Executive Chairman, the “Transition”), the minimum and maximum target annual incentive as a percentage of base salary for Mr. Goudis was set forth in his January 2010 employment agreement. Under such agreement, Mr. Goudis’ minimum annual target bonus opportunity could be no less than 80% of his base salary and no more than two times the annual target bonus.

Post-Transition Annual Incentive Opportunities – June 1, 2017 through December 31, 2017

Following the Transition, Mr. Johnson’s annual target bonus opportunity as a percentage of his base salary is set forth in his November 2016 employment agreement, which became effective on June 1, 2017. This agreement provides for an annual target bonus opportunity equal to 80% of Mr. Johnson’s base salary.

Following the Transition, Mr. Goudis’ annual target opportunity as a percentage of his base salary is set forth in his November 2016 employment agreement, which became effective on June 1, 2017. This agreement provides for an annual target bonus opportunity equal to 120% of Mr. Goudis’ base salary.

Subject to the limits described above, target incentives for our executives are set by the Committee depending on the employee’s position, scope of responsibilities, ability to influence Company results, and competitive pay practices among the Herbalife Peer Group.

Executive compensation	39

The chart below summarizes the 2017 annual incentive plan performance measures and weightings for each NEO, which were used in calculating annual incentive awards.

Executive	Weight in determining annual incentive
	EPS	Operating Income	Volume Points
Michael O. Johnson (January 1, 2017 – May 31, 2017) – Base annual incentive award	100%	—	—
Michael O. Johnson (January 1, 2017 – May 31, 2017) – APT		70%	30%
Michael O. Johnson (June 1, 2017 – December 31, 2017)		70%	30%
Richard P. Goudis		70%	30%
Desmond Walsh		70%	30%
John G. DeSimone		70%	30%
David Pezzullo		70%	30%

40	Executive compensation

Targets and award determination

Annual financial performance targets are aligned to what we believe to be the expectations of our investors and what we believe is achievable at the time of the annual budget review process. The annual budget review for the 2017 performance period occurred in February 2017. Budget figures are built from the “bottom up” based on input from operating regions regarding trends in their respective markets, including the general economic environment, sale and consumption of our products, sales leader activity and retention, and the degree of risk in achieving forecasted revenue and expense levels.

For purposes of our annual incentive plan, the performance measures are defined as follows:

•	EPS is the Company’s reported fully-diluted earnings per share calculated according to U.S. Generally Accepted Accounting Principles, or GAAP, adjusted for certain items described in more detail under “2017 Annual incentive plan performance targets” below.

•	Volume Points are point values assigned to each of our products for use by the Company to determine an independent member’s sales achievement level. We assign a Volume Point value to a product when it is first introduced into a market and that value is unaffected by subsequent exchange rate and price changes. The specific number of Volume Points assigned to a product, generally consistent across all markets, is based on a Volume Point to suggested retail price ratio for similar products in the market. Volume Points, which are unaffected by exchange rates or price changes, are used by management as a proxy for sales trends because in general, excluding the impact of price changes, an increase in Volume Points in a particular geographic region or country indicates an increase in our local currency net sales while a decrease in Volume Points in a particular geographic region or country typically indicates a decrease in our local currency net sales. Management is evaluating our current approach to assigning and maintaining Volume Point value for certain products or markets in order to better align qualification thresholds across markets. Any changes to this approach may have an impact on the use of Volume Points as a proxy for sales trends in future periods.

•	Operating Income is the Company’s net sales less expenses, including royalty payments, costs of sales and general operating expenses adjusted for certain items, including without limitation currency fluctuations, which the Committee believes are not reflective of management’s performance and which are typically made public on a quarterly basis.

We believe that the Company’s financial performance is facilitated by the pay for performance design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value. Our executives have the opportunity to earn annual incentive awards provided that the Company achieves aggressive growth targets in Volume Points, Operating Income and EPS.

Because we assign a Volume Point value to a product when it is first introduced into a market, which value is unaffected by subsequent exchange rate and price changes, we believe that Volume Points exhibit the most accurate available measure of organic growth or decline in the local demand for our products.

Motivating Operating Income growth ensures that Volume Point growth is achieved in a cost-effective manner and that cost efficiencies and productivity enhancements are pursued throughout the Company. Motivating EPS growth ensures that the favorable contribution from Operating Income growth is realized within an efficient capital structure.

The following table shows the performance targets set by the Committee with respect to 2017 and the Company’s performance relative to those targets.

Executive compensation	41

2017 Annual incentive plan performance targets

	2017 Target	2017 Results		2017 Results as a % of target
Target
EPS	$3.83	$4.10	(1)	107.1%
Volume Points (millions)	5,751	5,379		93.5%
Operating income (millions)	$558.3	$575.3	(1)	103.0%

(1)	EPS and Operating Income are presented as adjusted, as discussed below.

Annual incentive awards for 2017 are payable only if and to the extent EPS, Volume Points or Operating Income meet and exceed 100% of the applicable performance target. Targets are set as part of the annual budget process, and modified, if necessary, at the first Board meeting of the performance period. For 2017 annual incentive plan performance purposes, our EPS and Operating Income were calculated consistent with our adjusted EPS presentations and earnings guidance provided to the investment community, adjusting for:

•	impact of the Tax Act;

•	impact of non-cash interest costs associated with the company’s convertible notes;

•	expenses relating to FTC Consent Order implementation;

•	expenses related to regulatory inquiries;

•	expenses relating to challenges to the Company’s business model; and

•	China grant income.

Our EPS and Operating Income were further adjusted to include the following for bonus purposes:

•	excess tax benefit related to share-based compensation exercises;

•	benefit from changes in currency exchange rates; and

•	impact of our share repurchases.

42	Executive compensation

For 2017, target-level bonuses were awarded for results between 100% and 106% of the applicable target, and bonus awards above 103% of target increase on a prorated basis in steps. Mr. Johnson’s APT bonus applicable during his service as CEO of the Company was awarded for results equal to or in excess of 100% of the applicable Volume Point and Operating Income targets in ratable increases above 100% of target achievement. Should the financial targets not be achieved, there is no bonus funding or payouts to the NEOs. This bonus scale is designed to encourage realistic target setting and prudent risk taking while simultaneously creating consequences for not meeting target and capping the potential payout in order to avoid excessive incentive awards as compared to performance. For 2017, annual incentive opportunities as a percentage of base salary were established as follows:

2017 Annual incentive opportunities by executive and target

Performance target achievement range — % of target
Executive	Target	Below 100%		100%		103.0%		103.5%		104.0%		104.5%		105.0%		105.5%		106.0% Max
Johnson (January 1, 2017 – May 31, 2017)	EPS	0%		112.5%		112.5%		168.8%		191.3%		208.1%		213.8%		219.4%		225%
Johnson (January 1, 2017 – May 31, 2017)	Volume Point Operating Income	0 0	% %	11.25 26.25	% %	16.875 39.375	% %	17.814 41.566	% %	18.75 43.75	% %	19.689 45.941	% %	20.625 48.125	% %	21.564 50.316	% %	22.5 52.5	% %
Johnson (June 1, 2017 – December 31, 2017)	Volume Point Operating Income	0 0	% %	24 56	% %	27 63	% %	38.4 89.6	% %	42 98	% %	44.7 104.3	% %	45.6 106.4	% %	46.5 108.5	% %	48 112	% %
Goudis (January 1, 2017 – May 31, 2017)/ Walsh	Volume point Operating income	0 0	% %	24 56	% %	27 63	% %	38.4 89.6	% %	42 98	% %	44.7 104.3	% %	45.6 106.4	% %	46.5 108.5	% %	48 112	% %
Goudis (June 1, 2017 – December 31, 2017)	Volume Point Operating Income	0 0	% %	36 84	% %	40.5 94.5	% %	57.6 134.4	% %	63 147	% %	67.05 156.45	% %	68.4 159.6	% %	69.75 162.75	% %	72 168	% %
DeSimone / Pezzullo	Volume Point Operating income	0 0	% %	22.5 52.5	% %	25.31 59.07	% %	36 84	% %	39.375 91.875	% %	41.91 97.78	% %	42.75 99.75	% %	43.59 101.72	% %	45 105	% %

For 2018, after reviewing the Company’s historical results, the Committee determined to adjust the performance target achievement range to 95% and 108% to better align with market practices. Should 95% of the applicable financial target not be achieved, there is no bonus funding or payouts to the NEOs. The Committee determined to increase the maximum percentage to 108% in order to encourage the Company’s high performance culture.

Executive compensation	43

The following table shows the incentive eligible earnings (i.e., 2017 base salary), target and maximum incentive percentages and amounts expressed as a percentage of base salary, and 2017 incentive awards for each NEO participating in the annual incentive plan. All 2017 awards to NEOs were based solely on the calculated results to target performance levels. For 2017, the Company exceeded its maximum funding levels for EPS and Operating Income targets, but fell slightly short of meeting its Volume Point target.

2017 Actual incentive award calculation

				Actual results (% of target)
Executive	Salary	Target incentive %	Max incentive %	EPS(1)	Volume Point	Operating income	Award %	Award Amount
Michael O. Johnson	$521,260
1/1/17 – 5/31/17
EPS incentive		112.5	225	107.1	—	—	225	$1,172,835
APT – Volume Point portion		11.25	22.5	—	93.5	—	—	$0
APT – Operating Income portion		26.25	52.5	—	—	103.0	39.38	$205,246
6/1/17 – 12/31/17	$381,096
Volume Point incentive		24	48	—	93.5	—	—	$0
Operating Income incentive		56	112	—	—	103.0	63	$240,090
Total	$902,356							$1,618,172
Richard P. Goudis	$287,388
1/1/17 – 5/31/17
Volume Point incentive		24	48	—	93.5	—	—	$0
Operating Income incentive		56	112	—	—	103.0	63	$181,055
6/1/17 – 12/31/17	$586,301
Volume Point incentive		36	72	—	93.5	—	—	$0
Operating Income incentive		84	168	—	—	103.0	94.5	$554,055
Total	$873,689							$735,110
Desmond J. Walsh	$694,680
Volume Point incentive		24	48	—	93.5	—	—	$0
Operating Income incentive		56	112	—	—	103.0	63	$437,648
Total								$437,648
John G. DeSimone	$619,000
Volume Point incentive		22.5	48	—	93.5	—	—	$0
Operating Income incentive		52.5	112	—	—	103.0	59.06	$365,597
Total								$365,597
David Pezzullo	$525,000
Volume Point incentive		22.5	48	—	93.5	—	—	$0
Operating Income incentive		52.5	112	—	—	103.0	59.06	$310,078
Total								$310,078

(1)	EPS and Operating Income are presented as adjusted, as discussed above.

44	Executive compensation

Long-term incentive awards

Each year, the Committee determines the form of equity grant. For 2017, the total grant value was made in the form of performance SARs and PSUs.

Additional details of the 2017 equity awards made to our executives can be found below and in the tabular disclosure below under “— 2017 Grants of Plan-Based Awards.”

2017 Long-term incentive awards — annual grant program

Executive	SAR grant value(1)	Total SARs awarded	PSU grant value(1)	Total PSUs awarded
Michael O. Johnson	$2,500,012	88,276	—	—
Richard P. Goudis	$1,806,020	63,771	$3,193,983	45,805
Desmond J. Walsh	$1,806,020	63,771	—	—
John G. DeSimone	$1,735,021	61,264	—	—
David Pezzullo	$683,251	22,951	$549,976	8,403

(1)	Grant values are targets set by the Committee and vary slightly from amounts set forth in the Summary Compensation Table due to share price movements between the date of Committee approval and grant date.

Performance SARs

Performance SARs are less dilutive to our shareholders than many forms of equity compensation. Performance SARs provide an opportunity for executives to earn additional compensation if the following criteria are achieved: (i) the Company’s sales leader retention target is achieved and (ii) our share price increases over the share price on the grant date. As a company that sells nutrition products through the direct selling channel, the success and retention of our sales leaders is critical to the financial success of our Company as a whole.

Immediately prior to the targeted grant date for 2017, the Committee established guideline grant values for the NEOs in consideration of individual performance, scope of job responsibilities, prior equity grants and competitive practices using published compensation surveys based on the Herbalife Peer Group. Using these value guidelines, our then current Chairman and CEO proposed to the Committee equity grants for each of the NEOs other than himself. At the same time, the Committee, separately and without the involvement of the Chairman and CEO, evaluated and proposed equity grants for the Chairman and CEO to the independent members of the Board of Directors for their approval. The number of SARs granted is calculated by dividing the grant value by the option value determined in accordance with financial accounting and disclosure rules under ASC Topic 718 “Share Based Payments” using our closing share price on the date of grant.

In 2017, SARs were granted to our NEOs on February 27, 2017 when the SAR fair grant value was $28.32 and our share closing price was $57.19.

All of the SARs awarded on February 27, 2017, or the 2017 SARs, will, subject to continued Company service,

vest and become exercisable in February 2020, three years from the grant date, in the percentages set forth in the table below to the extent the Company’s average sales leader retention rate (independent members engaged in the Company’s business opportunity) from fiscal 2017 through 2019 equals or exceeds 48%. Any portion of the award that is unvested as of February 2020 will be forfeited. At exercise, the gains on SARs are settled by issuing Common Shares.

The 2017 SARs are subject to potential, partial early vesting as follows. If the Company’s sales leader retention rate for fiscal 2017 equals or exceeds 52%, then 20% of the 2017 SARs will vest in February 2018. If the Company’s sales leader retention rate for fiscal 2018 equals or exceeds 52%, then an additional 20% of the 2017 SARs will vest in February 2019.

In previous years, the Committee set the average sales leader retention performance target for SARs awarded to NEOs at 50% as an aspirational performance hurdle in light of the Company’s annual sales leader retention rates over fiscal years 2004 to 2011, during which the Company’s median annual sales leader retention rate was approximately 44% and a rate in excess of 45% was achieved only twice. Annual sales leader retention rates in excess of 50% were achieved for fiscal years 2011 to 2016. In order to drive continual improvement, the Committee determined to increase the difficulty to achieve the performance criteria of SARs for 2017 by increasing the threshold and maximum target percentage levels as set forth below.

Executive compensation	45

Average of the Company’s Annual Sales Leader Retention Rates 2017–2019	Applicable Percentage (Vesting)
52% or more	100%
50% — 51.99%	75%
48% — 49.99%	50%
Less than 48%	0%

Performance Share Units

In 2017, the Committee continued to evaluate the design of our long-term incentive program, and determined to introduce PSUs as part of the program. In connection with his promotion to CEO, PSUs with a grant value of $3,193,983 were granted to Mr. Goudis on June 6, 2017 when our share price was $69.73. In connection with his promotion to COO, PSUs with a grant value of $549,976 were granted to Mr. Pezzullo on August 3, 2017 when our share price was $65.45. These grant amounts were determined based on benchmarking data from the Committee’s independent compensation consultant, Meridian Compensation Partners, or Meridian, and were in addition to the equity incentive awards previously granted to Messrs. Goudis and Pezzullo in 2017 in the ordinary course. All of such PSUs will, subject to continued Company service, vest and become exercisable on December 31, 2019, subject to the Company’s achievement of the performance targets set by the Committee as measured over the performance period beginning on July 1, 2017 and ending on December 31, 2019. Such targets were established based on the Company’s Five-Year plan that was reviewed by the Company’s Board of Directors in January 2017. The number of PSUs that will become earned and vested will be determined based on the Company’s performance against the performance targets. The maximum number of PSUs that may become earned and vested is 200% of the PSU award granted to the participant.

The number of PSUs that will become earned upon vesting is based on achievement of performance targets for the following metrics, each of which makes up one-third of the PSU award granted to the participant: Volume Points, Adjusted EBIT and Adjusted EPS, which are defined as follows:

•	Volume Points are point values assigned to each of our products for use by the Company to determine an independent member’s qualification achievement level. Please refer to the discussion above under “— Annual incentive awards & long-term incentive program; Targets and award determination” for a more detailed discussion of Volume Points.

•	Adjusted EBIT is the Company’s earnings before interest or tax, adjusted to eliminate the impact of changes in currency exchange rates; tax settlement cost or accruals (non-income tax) relating to tax contingencies for tax matters related to periods prior to the beginning of the applicable performance period;

long-term asset impairment charges; inventory reserves related to defective raw materials and finished goods obtained from third parties; expenses related to attacks on the Company’s business model, regulatory inquiries and regulatory settlements; litigation costs and settlements not budgeted for in the Company’s five-year plan presented to the Board in January 2017, or the Five-Year Plan; China grant income; impact from business acquisitions and dispositions; impact from new accounting pronouncements adopted; and one-time costs related to internal restructuring transactions.

•	Adjusted EPS is the Company’s reported fully-diluted earnings per share calculated according to GAAP, adjusted for certain items such as: foreign currency fluctuations, tax settlement cost or accruals relating to tax contingencies for tax matters related to periods prior to the beginning of the applicable performance period; long-term asset impairment charges; inventory reserves related to defective raw materials and finished goods obtained from third parties; expenses related to attacks on the Company’s business model, regulatory inquiries and regulatory settlements; litigation costs and settlements not budgeted for in the Company’s Five-Year plan; China grant income; impact from business acquisitions and dispositions; impact from new accounting pronouncements adopted; one-time costs related to internal restructuring transactions; valuation allowances for income tax and prior period tax settlement cost or accruals relating to income tax; changes in debt costs, capital structure and share count from the Company’s Five-Year plan; non-cash interest costs relating to the Company’s convertible notes and prepaid forward share repurchase contract; and excess tax benefit related to share-based compensation exercises.

We believe that the grant of PSUs will increase the alignment of equity compensation with shareholder value as well as reward our NEOs for accelerating the Company’s growth. Further, provided that PSUs are earned, the NEOs will be aligned with shareholders through share ownership.

2018 Long-term Incentive program design updates

To improve the alignment of our executive compensation program with the interests of our shareholders, the Committee updated the equity mix and the performance measures applicable to long-term incentive awards to be granted in 2018. First, the long-term incentive awards will be comprised of 75% PSUs and

46	Executive compensation

25% RSUs. The Committee determined to incorporate RSUs as a component of long-term equity compensation to the executive officers in order to align the Company’s compensation program with general market practices and align executives with shareholders through share ownership. Further, while Adjusted EBIT and Adjusted EPS will continue to serve as performance measures for the PSUs, in order to avoid using the same performance measure for both the annual incentive program and the long-term incentive program, the Committee determined to replace Volume Points as a performance measure for

PSUs with Local Currency Net Sales. Local Currency Net Sales is the Company’s total reported net sales, adjusted in the same manner that the Company makes adjustments for public presentations and annual bonus purposes, including without limitation adjustments for changes attributable to mergers, acquisitions, and divestitures not assumed in the Company’s five-year plan as presented to the Board in February 2018, and adjusted to reflect currency rates assumed in such five-year plan.

Executive compensation	47

Equity award grant policy

Annual long-term incentive grants of performance SARs and PSUs were made to our NEOs. It is the Company’s policy to make annual grants to our executive officers in an “open trading window,” which typically begins the second trading day following our release of quarterly financial results. We also follow a quarterly grant approval process where awards are authorized for newly-hired employees and to newly promoted executives other than our executive officers. In the case of SARs, the policy provides that the exercise price of SARs granted to executive officers and other employees, if any, will be established as the closing share price on the grant date. All equity awards made to our NEOs and other executives are made pursuant to this equity grant policy, which was approved by the Committee.

We encourage all Section 16 officers to utilize a 10b-5 plan when exercising or selling any Herbalife equity.

Hedging

Because hedging transactions often result in the establishment of a short position in company securities and limit or eliminate an employee’s ability to profit from an increase in value of a company’s securities, Company policy prohibits all employees, including Section 16 Officers, from entering into hedging transactions with respect to the Company’s Common Shares.

Pledging

Company policy prohibits executives from pledging their Common Shares as collateral for a loan or for any other purpose.

Clawback policy

The Committee has adopted a policy that enables the Committee to clawback incentive compensation earned by our Section 16 Officers and any other employee under certain circumstances as determined by the Committee.

Benefits and perquisites

The Company’s U.S.-based employees, including the NEOs, participate in a variety of savings, health and welfare and paid time-off benefits typically provided by competitors for the services of the Company’s employees. Health and welfare and paid time-off benefits help ensure that Herbalife has a healthy, productive and focused workforce.

In addition, in fiscal 2017, our NEOs were eligible to participate in the following executive benefits and perquisites:

•	Retirement Benefits — Our NEOs participate in our tax-qualified 401(k) Plan and our Senior Executive Deferred Compensation Plan described in more detail under “— Non-Qualified Deferred Compensation Plans.” We maintain these plans for the purposes of providing a competitive benefit, allowing NEOs an opportunity to defer compensation to encourage our NEOs to save for retirement. The 401(k) plan provides an employer match on the first 1% of employee deferral at 100%. On the next 5% of employee deferral, the employer match is 50%. The annual maximum employee deferral is $18,000 plus an additional $6,000 if over the age of 50. Employer matching contributions vest 100% after two years of service.

•	Employee Stock Purchase Plan — Our NEOs are eligible to participate in our broad- based Employee Stock Purchase Plan, or ESPP. The ESPP generally allows all U.S. based employees and officers to purchase Common Shares through payroll deductions of up to 10% of their annual, eligible compensation up to a maximum of $25,000 per year. The price of Common Shares purchased under the ESPP is equal to 85% of the fair market value of the Common Shares on the specified purchase date. We maintain the ESPP for the purpose of providing eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing Common Shares through payroll deductions.

•	Life Insurance — We provide basic life insurance coverage of 200% of base salary up to a maximum of $1,000,000 to our executives and up to $600,000 to all other eligible employees. This is a fully insured benefit. Employees are taxed on their imputed income from this benefit on coverage exceeding $50,000.

•	Security — We maintain a comprehensive security program. As a component of that program, we provide residential and/or other security measures if there is a known security threat to an employee.

In 2013, we received information that led us to conclude that there were threats to our Company and certain of our executives, and specifically Mr. Johnson. Based on that information and ongoing dialogue with third-party advisors, security systems were installed and/or monitoring services were provided at the personal residences of some of our executives, including several of the NEOs. These services continued to be provided to Mr. Johnson until June 2017.

Because these services are not designed to provide a personal benefit (other than the intended security), we do not view these security arrangements as compensation to the individuals. However, we are reporting these security arrangements as perquisites

48	Executive compensation

as required under applicable SEC rules. We regularly review the nature of the threat and associated vulnerabilities with security specialists and will continue to revise our security program as appropriate.

Employment and severance agreements

In order to attract highly qualified executives capable of leading the Company, we have previously entered into employment agreements with Mr. Johnson, our Executive Chairman, and Mr. Goudis, our Chief Executive Officer. Those agreements establish the terms and conditions for the employment relationship each executive has with the Company and specifies compensation, executive benefits, preservation of confidential and proprietary information, non-solicitation, non-disparagement, and other conditions. The Company has also previously entered into severance agreements with Messrs. Walsh and DeSimone. These agreements contain severance and change in control provisions as detailed further below. Further, Messrs. Goudis and Pezzullo participate in the Herbalife International of America, Inc. Executive Officer Severance Plan, or the Severance Plan, which was approved by the Committee on October 31, 2016 and effective as of November 1, 2016.

As a result of these agreements, each of the NEOs is eligible for certain benefits and payments if his employment terminates for various reasons or as a result of a change in control of the Company, as applicable. The Company has provided these benefits to these NEOs to allow them to focus on the value of strategic alternatives to shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. Separation benefits are intended to ease the consequences to the executive of an unexpected termination of employment. The Company requires a general release with non-compete and non-solicitation provisions in connection with the individual separation agreements.

We consider it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. Additional payments may be approved by the Committee in some circumstances as a result of negotiation with executives, especially where the Company desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

The severance agreement for each of Messrs. Walsh and Mr. DeSimone and the Severance Plan specifically detail various provisions for benefits and cash payments in the event of a separation. Generally, these agreements provide for certain benefits upon death, disability, resignation by the executive with good reason or termination by the Company without cause. They also provide for the acceleration of unvested equity awards in connection with a change in control.

The equity compensation awards granted to the NEOs contain change in control and termination provisions. In general, these arrangements provide for benefits upon a termination of such executive’s employment in connection with a change in control. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. Based on a competitive analysis of the severance and change in control arrangements maintained by the corporations in the Herbalife Peer Group, the Committee believes that these benefits are customary among the Herbalife Peer Group for executives in similar positions as these three executives. Please refer to the discussion below under “— Potential Payments Upon Termination or Change in Control” for a more detailed discussion of our severance and change in control arrangements.

Compensation advisor

The Committee retained Meridian through 2017 to assist in evaluating our executive compensation programs and in setting executive officer compensation.

During its period of engagement in 2017, Meridian regularly participated in Committee meetings and advised the Committee with respect to compensation trends and best practices, plan design, competitive pay levels, CEO long-term performance equity grants, individual pay decisions with respect to our NEOs and other executive officers, and proxy statement disclosure. While Meridian regularly consulted with management in performing work requested by the Committee, Meridian did not perform any separate services for management.

The Committee has determined that Meridian is independent and that its work with the Committee during fiscal 2017 did not raise any conflict of interest.

Executive compensation	49

Peer group

Our level of compensation for our NEOs was compared to compensation paid by the Herbalife Peer Group. The criteria used to identify the Herbalife Peer Group were: (1) principal operations in the U.S. with an international presence — we operate in 94 countries around the world in a highly regulated business where approximately 80% of our net sales for the year ended December 31, 2017, were generated outside of the United States; (2) financial scope — our management talent should be similar to that of companies of a similar size in terms of revenues and market capitalization; (3) industry — we compete for talent with other companies in consumer product related industries; and (4) common “peer of peers” — we examined companies that are most frequently considered peers by Herbalife’s peers. Annually, the Committee reviews the peer group and updates the group as appropriate.

With respect to pay decisions regarding 2017 NEO compensation, the industry peer group was comprised of the following fourteen (14) companies. At the time the Herbalife Peer Group was established, Mead Johnson Nutrition Co. and WhiteWave Foods Co. were included in such peer group; however, Mead Johnson Nutrition Co. was acquired by Reckitt Benckiser in June 2017, and WhiteWave Foods Co. was acquired by Danone in April 2017. As a result, these companies were removed from the Peer Group in July 2017. All of the peer companies were within the range of approximately 50% and 178% of Herbalife’s trailing twelve-month revenues. The peer group median revenue of $4.0 billion and median market capitalization of $6.3 billion, in each case at the time the Herbalife Peer Group was established, were comparable to those of Herbalife. During this period, the Herbalife Peer Group consisted of the following:

Company	Industry	Revenue (last twelve months) ($ millions)	Market capitalization as of 12/31/17 ($ millions)
Avon Products Inc.	Personal Products	$5,715	$946
Campbell Soup Co	Packaged Foods and Meats	$7,849	$14,462
Church & Dwight Inc.	Household Products	$3,639	$12,539
Dr Pepper Snapple Group, Inc.	Soft Drinks	$6,625	$17,523
Edgewell Personal Care Co	Personal Products	$2,298	$3,271
GNC Holdings Inc.	Specialty Stores	$2,465	$309
Hain Celestial Group Inc.	Packaged Foods and Meats	$2,880	$4,400
International Flavors & Fragrances	Specialty Chemicals	$3,307	$12,539
The J.M. Smucker Company	Packaged Foods and Meats	$7,335	$14,113
McCormick & Co, Inc.	Packaged Foods and Meats	$4,834	$13,334
Nu Skin Enterprises Inc.	Personal Products	$2,144	$3,592
Post Holdings Inc.	Packaged Foods and Meats	$5,409	$5,247
Spectrum Brands Holdings, Inc.(1)	Household Products	$5,007	$6,477
Tupperware Brands Corp	Housewares and Specialties	$2,256	$3,191
Herbalife Ltd.	Personal Products	$4,379	$5,593

Data Source: Standard & Poor’s CapIQ as of December 31, 2017.

(1)	Spectrum Brands Holdings, Inc. was not included as part of any benchmarking study due to its pending acquisition by Energizer Holdings, Inc.

50	Executive compensation

Tax implications

Section 162(m) of the Code

The Tax Act was signed into law on December 22, 2017. Prior to the enactment of such law, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction for compensation over $1 million paid to our NEOs who are “covered employees” under this rule. Performance-based compensation was exempt from this deduction limitation if specified requirements set forth in the Code and applicable Treasury Regulations were met. Our 2005 Stock Incentive Plan, 2014 Stock Incentive Plan, grants of stock options, SARs and PSUs were designed to be deductible (or, as applicable, permit the grant of awards that could be deductible) under Section 162(m).

Commencing with our fiscal 2018 year, the Tax Act will eliminate the performance-based compensation exception to the deductibility limitation under Section 162(m), other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017; provided such awards are not materially modified. The Committee will review the Tax Act and its impact on our executive compensation program; however, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will do so.

The Committee retains discretion and flexibility to award non-deductible compensation to our NEOs as it deems appropriate and in furtherance of its compensation philosophy and objectives.

Executive compensation	51

Compensation Committee report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Maria Otero (Chairperson)

Richard P. Bermingham

Jonathan Christodoro

Hunter C. Gary

Executive officers of the registrant

Set forth below is certain information as of the date hereof regarding each NEO.

Name	Age	Position with the company	Officer since
Michael O. Johnson	63	Executive Chairman	2003
Richard Goudis	56	Chief Executive Officer	2004
Desmond Walsh	61	President	2006
John G. DeSimone	51	Chief Financial Officer	2009
David Pezzullo	52	Chief Operating Officer	2004

Michael O. Johnson is the Executive Chairman of the Company and has held this position since June 2017. Prior to June 2017, Mr. Johnson was the Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 as Chief Executive Officer and became Chairman of the Board in May 2007. Before joining the Company, Mr. Johnson spent 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans, from 2005 until 2007, and on the Board of Regents for Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.

Richard Goudis is Chief Executive Officer of the Company and has held this position since June 2017. Prior to June 2017, Mr. Goudis was the Chief Operating Officer of the Company and held such position since January 2010. Mr. Goudis joined the Company in June 2004 as Chief Financial Officer after serving as the Chief Operating Officer, from 1998 to 2001, of Rexall Sundown, Inc., or Rexall, a multinational manufacturer and distributor of nutritional supplements and sports nutrition products and a Nasdaq 100 company that was sold to Royal Numico in 2000. After the sale to Royal Numico, Mr. Goudis had operations responsibility for all of Royal Numico’s U.S. investments, including General Nutrition Centers, or GNC, Unicity International and Rexall. From 2002 to May 2004, Mr. Goudis was a partner at Flamingo Capital Partners, a firm he founded in 2002. Mr. Goudis also previously worked at Sunbeam Corporation and Pratt &

Whitney. Mr. Goudis graduated from the University of Massachusetts with a degree in Accounting and he received his Master in Business Administration from Nova Southeastern University.

Desmond Walsh is the President of the Company and has held this position since January 2010. Mr. Walsh joined the Company in January 2004 as Senior Vice President, Worldwide Member Sales and was promoted to Executive Vice President for Worldwide Operations and Sales in April 2008. From 2001 to 2004, Mr. Walsh served as the Senior Vice President of the commercial division of DMX Music. Prior to DMX Music, Mr. Walsh spent five years as Vice President and General Manager of Supercomm, Inc., a subsidiary of the Walt Disney Company. Mr. Walsh also previously served in management positions at MovieQuik Systems, a division of The Southland Corporation (now 7-Eleven), and at Commtron Corporation, a leading consumer electronics and video distribution company. Mr. Walsh received his Bachelor of Laws degree from the University of London.

John G. DeSimone is Chief Financial Officer of the Company and has held this position since January 2010. Mr. DeSimone joined the Company in November 2007 as Senior Vice President — Finance and was promoted to the position of Senior Vice President —Finance & Member Operations in December 2008. From June 2004 through October 2007, Mr. DeSimone served as the Chief Executive Officer of Mobile Ventures, LLC (formerly known as Autoware, Inc.), an automotive aftermarket accessory member and retailer. Prior to working at Mobile Ventures, LLC, Mr. DeSimone served as the Controller, Vice President of Finance and Chief Financial Officer of Rexall. Mr. DeSimone received his Bachelor of Science in Business Administration from Bryant College (now known as Bryant University).

52	Executive compensation

David Pezzullo is the Chief Operating Officer of the Company and has held this position since August 2017. Prior to August 2017, Mr. Pezzullo was the Executive Vice President, Worldwide Operations of the Company and held such position since 2010. Mr. Pezzullo joined the Company in 2004 as the Senior Vice President of Finance and Chief Accounting Officer. Prior to joining the Company, Mr. Pezzullo served as Director of Tax and Treasury, Assistant Controller and Corporate Controller of Rexall and, after the sale of Rexall to Royal Numico, Mr. Pezzullo was Vice President of Finance for Royal Numico’s North American Operations, responsible for the financial integration of the operations, including Rexall and GNC. Mr. Pezzullo received his Bachelor of Science in Business Administration from Bryant College (now known as Bryant University).

Executive compensation	53

2017 Summary compensation table

The following table sets forth the total compensation for the fiscal years ended December 31, 2017, 2016 and 2015, of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated executive officers.

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)		Total ($)
Michael O. Johnson	2017	902,356	—	2,500,012	1,618,172	330,392	(4)	5,350,932
Executive Chairman	2016	1,236,000	—	4,999,991	3,708,000	929,466		10,873,457
	2015	1,236,000	—	4,999,996	2,781,000	836,570		9,853,566
Richard Goudis	2017	873,689	3,193,983	1,806,020	735,110	31,243		6,640,045
Chief Executive Officer	2016	675,680	—	1,805,997	918,925	40,249		3,440,851
	2015	675,680	—	3,120,308	756,762	55,303		4,608,053
Desmond Walsh	2017	694,680	—	1,806,020	437,648	25,201		2,963,549
President	2016	675,680	—	1,805,997	918,925	34,287		3,434,889
	2015	675,680	—	3,120,308	756,762	51,871		4,604,621
John G. DeSimone	2017	619,000	—	1,735,021	365,597	22,552		2,742,170
Chief Financial Officer	2016	600,000	—	1,735,009	900,000	22,860		3,257,869
	2015	600,000	—	2,073,151	900,000	39,005		3,612,156
David Pezzullo(5)	2017	485,699	549,976	683,251	310,078	21,402		2,050,407
Chief Operating Officer	—	—	—	—	—	—		—
	—	—	—	—	—	—		—

(1)	Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with ASC Topic 718, “Compensation — Stock Compensation.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 regarding assumptions underlying valuation of equity awards. For the 2017 PSU grants, the grant date fair value of such awards, assuming performance at the maximum level, would be $6,387,965, for Mr. Goudis’ award, and $1,099,953, for Mr. Pezzullo’s award.
(2)	Incentive plan amounts determined as more specifically discussed under “— Compensation Discussion and Analysis — Annual Incentive Awards & Long Term Incentive Program — Targets and Award Determination.”
(3)	Individual breakdowns of amounts set forth in “All Other Compensation” for 2017 are as follows:

Name	Deferred compensation plan matching contributions(A) $	Executive life insurance $	401(k) plan – matching contributions $	Total all other compensation $
Michael O. Johnson	22,563	12,798	9,450	44,811
Richard Goudis	20,893	900	9,450	31,243
Desmond Walsh	14,851	900	9,450	25,201
John G. DeSimone	12,202	900	9,450	22,552
David Pezzullo	11,052	900	9,450	21,402

(A)	Represents the Company’s matching contribution earned in 2017 but credited to the NEO’s account in 2018.
(4)	Includes (i) $97,297 attributable to non-business use of private aircraft and (ii) $188,284 attributable home security monitoring services. Effective June 1, 2017, Mr. Johnson had no further access to Company-chartered aircraft for personal use. Further, home security monitoring services were eliminated effective June 1, 2017 for all employees unless there is a known security threat to one of the NEOs.

54	Executive compensation

(5)	Mr. Pezzullo was an NEO for the first time in fiscal 2017. Accordingly, only information relating to his fiscal 2017 compensation is included in the compensation tables and related discussions of NEO compensation.

2017 Grants of plan-based awards

The following table sets forth all grants of plan-based awards made to the NEOs during the fiscal year ended December 31, 2017. For further discussion regarding the grants see “— Compensation Discussion and Analysis —Annual Incentive Awards — Long-Term Incentive Awards.”

		Estimated future payouts under non-equity incentive plan awards		Estimated future payouts under equity incentive plan awards(1)			All other option awards: number of securities underlying SARs ($)	Exercise or base price of SAR Awards ($/share)	Grant date fair value of SAR Awards ($)
Name	Grant Date(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael O. Johnson		1,086,768	2,173,534
	02/27/2017			44,138	88,276	—	—	57.19	2,500,012
Richard Goudis		933,473	1,866,943				—
	02/27/2017			54,788	109,576	—	—	57.19	1,806,020
	06/06/2017			22,902	45,805	91,610	—	—	3,193,983
Desmond Walsh		555,744	1,111,488				—
	02/27/2017			31,885	63,771	—	—	57.19	1,806,020
John G. DeSimone		464,250	928,500				—
	02/27/2017			30,632	61,264	—	—	57.19	1,735,021
David Pezzullo		393,750	787,500				—
	02/27/2017			11,475	22,951	—	—	57.19	683,251
	08/03/2017			4,201	8,403	16,806	—	—	549,976

(1)	All equity grants with a grant date of February 27, 2017 were approved by the Committee on February 8, 2017. Grants awarded to Mr. Goudis with a grant date of June 6, 2017 were approved by the Committee on June 5, 2017. Grants awarded to Mr. Pezzullo with a grant date of August 3, 2017 were approved by the Committee on July 25, 2017. All equity grants reflected in this table were made under the 2014 Stock Incentive Plan, or the Plan.

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Narrative disclosure to summary compensation table and grants of plan-based awards

We have entered into employment agreements with each of Messrs. Johnson and Goudis, certain terms of which are summarized below. A more detailed description of payments that would be due to the NEOs in connection with certain terminations or a change in control of the Company is set forth under “— Potential Payments Upon Termination or Change in Control.”

Michael O. Johnson. Herbalife International entered into a letter agreement with Mr. Johnson effective as of June 1, 2017, or the Johnson Employment Agreement, pursuant to which he serves as the Company’s Executive Chairman. Pursuant to the Johnson Employment Agreement, Mr. Johnson receives an annual salary of $650,000 and is eligible for an annual bonus targeted at 80% of his annual salary. Under the Johnson Employment Agreement, Mr. Johnson is eligible to participate in the Company’s long-term incentive plan, with the size, form, and timing of grants, if any, subject to the approval of the independent members of the Board or the Committee.

Richard Goudis. Herbalife International also entered into an amended and restated executive employment agreement with Mr. Goudis effective as of June 1, 2017, or the Goudis Employment Agreement, pursuant to which he serves as the Company’s Chief Executive Officer. Pursuant to the Goudis Employment Agreement, Mr. Goudis receives an annual salary of $1,000,000 and, should the Company achieve certain financial targets established by the Committee, Mr. Goudis is eligible for an annual bonus targeted at 120% of his annual salary. Under the Goudis Employment Agreement, Mr. Goudis is eligible to participate in the Company’s long-term incentive plan, with the size, form, and timing of grants, if any, subject to the approval of the Committee; however, under the Company’s Principles of Corporate Governance, the CEO’s compensation is subject to the approval by the independent members of the Board. Additionally, Mr. Goudis is entitled to an award of performance share units having a grant date fair value equal to $5,000,000, reduced by the grant date fair value of the equity incentive awards previously granted to Mr. Goudis in 2017 in the ordinary course. Mr. Goudis participates in the Severance Plan in accordance with its the terms and conditions as described under “— Potential payments upon termination or change in control — Richard Goudis.”

56	Executive compensation

Outstanding equity awards at 2017 fiscal year-end

The following table sets forth equity awards of the NEOs outstanding as of December 31, 2017.

		Option/Stock Appreciation Right Awards					Stock Unit Awards
	Grant Date	Number of securities underlying unexercised options/ SARs (#) exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options/SARs (#)	Exercise Price ($)	Expiration date		Equity incentive plan awards: number of unearned stock units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael O. Johnson	12/19/2013	151,331		79.58	12/19/2023	(1)
	04/30/2014	192,455		59.98	04/30/2024	(1)
	03/02/2015	163,132	244,698	30.44	03/02/2025	(2)
	05/09/2016	33,591	134,363	62.51	05/09/2026	(2)
	02/27/2017		88,276	57.19	02/27/2027	(3)
Richard P. Goudis	02/27/2009	83,333		6.82	02/27/2019	(1)
	01/04/2010	120,000		20.67	01/04/2020	(1)
	05/07/2010	53,093		22.94	05/07/2020	(1)
	05/18/2011	58,009		53.29	05/18/2021	(1)
	05/31/2012	118,426		44.79	05/31/2022	(1)
	12/19/2013	54,661		79.58	12/19/2023	(1)
	04/30/2014	83,402		59.98	04/30/2024	(1)
	03/02/2015	48,940	73,409	30.44	03/02/2025	(2)
	05/07/2015	33,300	49,950	47.80	05/07/2025	(2)
	05/09/2016	12,133	48,532	62.51	05/09/2026	(2)
	02/27/2017		63,771	57.19	02/27/2027	(3)
	06/06/2017						45,805	(4)	$3,101,915
Desmond Walsh	06/30/2008	30,000		19.38	06/30/2018	(1)
	02/27/2009	150,000		6.82	02/27/2019	(1)
	01/04/2010	120,000		20.67	01/04/2020	(1)
	05/07/2010	66,366		22.94	05/07/2020	(1)
	05/18/2011	58,009		53.29	05/18/2021	(1)
	05/31/2012	118,426		44.79	05/31/2022	(1)
	12/19/2013	54,661		79.58	12/19/2023	(1)
	04/30/2014	83,402		59.98	04/30/2024	(1)
	03/02/2015	48,940	73,409	30.44	03/02/2025	(2)
	05/07/2015	33,300	49,950	47.80	05/07/2025	(2)
	05/09/2016	12,133	48,532	62.51	05/09/2026	(2)
	02/27/2017		63,771	57.19	02/27/2027	(3)
John G. DeSimone	02/27/2009	50,000		6.82	02/27/2019	(1)
	01/04/2010	80,000		20.67	01/04/2020	(1)
	05/07/2010	30,466		22.94	05/07/2020	(1)
	05/18/2011	41,667		53.29	05/18/2021	(1)
	05/31/2012	79,475		44.79	05/31/2022	(1)
	12/19/2013	45,399		79.58	12/19/2023	(1)
	04/30/2014	57,736		59.98	04/30/2024	(1)
	03/02/2015	35,888	53,834	30.44	03/02/2025	(2)
	05/07/2015	20,000	30,000	47.80	05/07/2025	(2)
	05/09/2016	11,656	46,624	62.51	05/09/2026	(2)
	02/27/2017		61,264	57.19	02/27/2027	(3)
David Pezzullo	02/27/2009	50,000		6.82	02/27/2019	(1)
	05/07/2010	19,832		22.94	05/07/2020	(1)
	05/18/2011	10,382		53.29	05/18/2021	(1)
	03/01/2012	3,408		67.70	03/01/2022	(1)
	05/31/2012	31,967		44.79	05/31/2022	(1)
	12/19/2013	14,754		79.58	12/19/2023	(1)
	04/30/2014	18,764		59.98	04/30/2024	(1)
	03/02/2015	21,206	31,811	30.44	03/02/2025	(2)
	05/09/2016	4,367	17,467	62.51	05/09/2026	(2)
	02/27/2017		22,951	57.19	02/27/2027	(3)
	08/03/2017						8,403	(4)	$569,051

(1)	These SARS were fully vested as of December 31, 2017.

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(2)	Subject to continued Company service, these SARs vest annually, 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the grant date, provided that the applicable sales leader retention performance criteria are met.
(3)	Subject to continued Company service, these SARs vest in February 2020, three years from the grant date, and are subject to potential, partial early vesting, provided that the applicable sales leader retention performance criteria are met.
(4)	These PSUs vest 100% on the December 31, 2019 subject to continued employment and provided that the applicable performance criteria are met. The number of PSUs reflected assumes a target level of performance.

2017 Option exercises and stock vested

The following table sets forth information with respect to Common Shares acquired upon the exercise of stock options and the vesting of stock awards of the NEOs during the fiscal year ended December 31, 2017.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael O. Johnson	1,054,084	72,229,750	—	—
Richard Goudis	—	—	—	—
Desmond Walsh	40,502	2,455,732	—	—
John G. DeSimone	—	—	—	—
David Pezzullo	—	—	—	—

2017 Non-qualified deferred compensation table

The following table sets forth all non-qualified deferred compensation of the NEOs for the fiscal year ended December 31, 2017 pursuant to the Herbalife International of America, Inc. Senior Executive Deferred Compensation Plan, effective January 1, 1996, as amended and restated on January 1, 2001, or the Senior Executive Plan.

Name	Executive contributions in last FY ($)	Company contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distribution ($)	Aggregate balance at last FYE ($)(2)
Michael O. Johnson	36,586	22,563	49,136	—	1,657,065
Richard Goudis	43,347	20,893	78,583	—	786,835
Desmond Walsh	487,235	14,851	514,697	—	3,889,329
John DeSimone	30,932	12,202	56,942	—	346,351
David Pezzullo	72,066	11,052	35,952	303,892	1,379,904

(1)	All amounts are also reported as compensation in “All Other Compensation — Deferred Compensation Plan Matching Contributions” in the “2017 Summary Compensation Table.” Amount represents contributions earned in 2017 but credited to the NEO’s account in 2018 and thus not part of the “Aggregate balance at last FYE”.
(2)	The following amounts, which are included in the “Aggregate balance at last FYE”, have been included in the Summary Compensation Table of the Company’s previously filed proxy statements: $1,194,365 for Mr. Johnson for the reported years 2003 to 2016; $495,596 for Mr. Goudis for the reported years 2006 to 2016; $2,092,416 for Mr. Walsh for the reported years 2008 to 2016; and $219,374 for Mr. DeSimone for the reported years 2010 to 2016.

Non-qualified deferred compensation plans. We maintain the Senior Executive Plan, which is applicable to eligible employees at the rank of Senior Vice President and higher.

The Senior Executive Plan is unfunded and benefits are paid from the Company’s general assets, except that the Company has contributed amounts to a “rabbi trust” whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Senior Executive Plan allows eligible employees, who are selected by the administrative committee that manages and administers the plan, or the Deferred Compensation Committee, to elect annually to defer up to 75% of their annual base salary and up to 100% of their annual bonus for each calendar year, or the Annual Deferral Amount. We make matching contributions on behalf of each participant in the Senior Executive Plan, which matching contributions are 100% vested at all times.

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Effective January 1, 2013, the matching contribution under the Senior Executive Plan was changed to 3.5% of a participant’s annual base salary in excess of the qualified plan annual compensation limit and the amount by which deferrals reduce 401(k) eligible pay below the IRS limit.

Each participant in the Senior Executive Plan may determine how his or her Annual Deferral Amount and matching contributions, if any, will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Senior Executive Plan, however, does not require us to actually acquire or hold any investment fund or other assets to fund the Senior Executive Plan. The entire interest of each participant in the Senior Executive Plan is always fully vested and non-forfeitable.

In connection with a participant’s election to defer an Annual Deferral Amount, the participant may also elect to receive a “Scheduled In-Service Withdrawal” equal to the Annual Deferral Amount and the matching contributions, if any, attributable thereto plus earnings, and shall be payable two or more years after the end of the plan year in which the Annual Deferral Amount is actually deferred. As of January 2004, the Senior Executive Plan was amended to allow for deferral of the short-term payout date if the deferral is made within the time period specified therein. Subject to the short-term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Senior Executive Plan prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment.

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Potential payments upon termination or change in control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2017 based upon the closing price of a Common Share on the NYSE on December 29, 2017 of $67.72, given the NEOs’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the NEOs would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” in the “2017 Non-Qualified Deferred Compensation” table.

As of December 31, 2017, the Company had entered into employment agreements that were effective for fiscal 2017 with each of Messrs. Johnson and Goudis and severance agreements that were effective for fiscal 2017 with each of Messrs. Walsh and DeSimone. On October 31, 2016, the Committee approved the Severance Plan. As of December 31, 2017, Messrs. Goudis and Pezzullo are participants in the Severance Plan. Our other executive officers other than the Executive Chairman are eligible to participate in the Severance Plan, subject to being designated to participate by the Committee. The employment agreements, severance agreements and participation in the Severance Plan are described in more detail below. In addition, the Company has also entered into award agreements governing the equity-based compensation awards (including SARs, RSUs and PSUs) granted to each of the NEOs.

Michael O. Johnson

Pursuant to the Johnson Employment Agreement, Mr. Johnson’s employment may be terminated at any time for any reason without payment of severance or any additional consideration, provided that Herbalife International provides Mr. Johnson with 60 days’ notice of termination. In the event that Mr. Johnson’s employment is terminated, Mr. Johnson would be entitled to receive a pro-rated annual bonus for the year of termination based on actual results for the full year and number of days he was employed during such year. In the event of his termination, Mr. Johnson and his spouse would also be entitled to participate in the Company’s health and welfare plans through COBRA until the age of 65, with the premiums for such continued coverage to be covered by the Company.

Mr. Johnson’s award agreements governing his SARs contain change in control and termination provisions. The Committee may accelerate the vesting of Mr. Johnson’s awards in the event of a Change of Control, as defined in the 2014 Plan. Except as set forth above, all unvested SARs shall be forfeited upon the termination of Mr. Johnson’s employment with the Company.

Richard Goudis

Pursuant to the Goudis Employment Agreement, Mr. Goudis’ employment can be terminated at any time for any reason or for no reason without payment on termination.

Under the Severance Plan, in the event Mr. Goudis’ employment is terminated by Herbalife International without “Cause” (as defined in the Severance Plan), other than in connection with his death or disability, or by Mr. Goudis for “Good Reason” (as defined in the Severance Plan), he will be entitled to a lump sum severance payment equal to 2.0x his annualized base salary, which lump sum amount as of December 31, 2017 was equal to $2,000,000, reduced to 1.5x after five years of participation in the Severance Plan, and a payment of a pro-rata annual cash bonus payment for the fiscal year in which the date of termination occurs (based on the actual performance of Herbalife International over the entire year and the number of days worked by Mr. Goudis in such year), payable at the same time as bonuses are paid to executives generally for such year. In the event Mr. Goudis’ employment is terminated for reason of death, disability, for Cause or resignation without Good Reason, Mr. Goudis will not receive any payments other than for accrued but unpaid obligations. Payment of the severance payment is subject to and conditioned upon the execution of a general release in favor of the Company and additional requirements set forth in the Severance Plan.

Mr. Goudis’ award agreements governing his SARs contain change in control and termination provisions. The Committee may accelerate the vesting of Mr. Goudis’ awards in the event of a Change of Control, as defined in the 2014 Plan. Except as set forth above, all unvested SARs shall be forfeited upon the termination of Mr. Goudis’ employment with the Company.

Pursuant to Mr. Goudis’ PSU award agreement, upon a Change in Control, as defined in the 2014 Plan, Mr. Goudis will have the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control, unless such performance cannot be determined, in which case Mr. Goudis will have the right to receive a payment equal to the target amount payable. If Mr. Goudis’ employment is terminated prior to the vesting of his PSUs, such unvested PSUs will be forfeited.

Desmond Walsh

Pursuant to our severance agreement with Desmond Walsh, or the Walsh Severance Agreement, if Mr. Walsh is terminated by the Company without Cause or resigns for Good Reason, each as defined below, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, which lump sum amount as of December 31, 2017 was equal to $1,389,360, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Walsh with outplacement services for up to six months by a provider selected and

60	Executive compensation

paid for by the Company in an amount not to exceed $20,000. In the event that Mr. Walsh is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. Walsh is reemployed, or for a period of two years, whichever occurs first. If Mr. Walsh is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Walsh must execute a general release of claims.

Mr. Walsh’s award agreements governing his SARs contain change in control and termination provisions. The Committee may accelerate the vesting of Mr. Walsh’s awards in the event of a Change of Control, as defined in the 2014 Plan. Except as set forth above, all unvested SARs shall be forfeited upon the termination of Mr. Walsh’s employment with the Company.

John G. DeSimone

Pursuant to our severance agreement with John DeSimone, or the DeSimone Severance Agreement, if Mr. DeSimone is terminated by the Company without Cause or resigns for Good Reason, each as defined below, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, which lump sum amount as of December 31, 2017 was equal to $1,238,000, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. DeSimone with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. In the event that Mr. DeSimone is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. DeSimone is reemployed, or for a period of two years, whichever occurs first. If Mr. DeSimone is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. DeSimone must execute a general release of claims.

Mr. DeSimone’s award agreements governing his SARs contain change in control and termination provisions. The Committee may accelerate the vesting of Mr. DeSimone’s awards in the event of a Change of Control, as defined in the 2014 Plan. Except as set forth above, all unvested SARs shall be forfeited upon the termination of Mr. DeSimone’s employment with the Company.

David Pezzullo

Under the Severance Plan, in the event Mr. Pezzullo’s employment is terminated by Herbalife International without “Cause” (as defined in the Severance Plan), other than in connection with his death or disability, or by Mr. Pezzullo for “Good Reason” (as defined in the Severance Plan), he will be entitled to a lump sum severance payment equal to 1.0x his annualized base salary, which lump sum amount as of December 31, 2017 was equal to $525,000, reduced to 0.5x after five years of participation in the Severance Plan, and a payment of a pro-rata annual cash bonus payment for the fiscal year in which the date of termination occurs (based on the actual performance of Herbalife International over the entire year and the number of days worked by Mr. Pezzullo in such year), payable at the same time as bonuses are paid to executives generally for such year. Payment of the severance payment is subject to and conditioned upon the execution of a general release in favor of the Company and additional requirements set forth in the Severance Plan.

Mr. Pezzullo’s award agreements governing his SARs contain change in control and termination provisions. The Committee may accelerate the vesting of Mr. Pezzullo’s awards in the event of a Change of Control, as defined in the 2014 Plan. Except as set forth above, all unvested SARs shall be forfeited upon the termination of Mr. Pezzullo employment with the Company.

Pursuant to Mr. Pezzullo’s PSU award agreement, upon a Change in Control, as defined in the 2014 Plan, Mr. Pezzullo will have the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control, unless such performance cannot be determined, in which case Mr. Pezzullo will have the right to receive a payment equal to the target amount payable. If Mr. Pezzullo’s employment is terminated prior to the vesting of his PSUs, such unvested PSUs will be forfeited.

Definitions

For the purposes of the Walsh and DeSimone Severance Agreements, the following terms have the following definitions:

•

The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) the executive’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) the executive’s substantial and repeated failure to attempt to perform the executive’s lawful duties as contemplated in the agreement, except during periods of physical or mental incapacity; (iii) the executive’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which gross negligence or willful misconduct has a material and demonstrable adverse effect on the Company; (iv) the executive’s material violation of a

Executive compensation	61

Company policy resulting in a material and demonstrable adverse effect to the Company or an affiliate, including but not limited to a violation of the Company’s Code of Business Conduct and Ethics; or (v) any material breach of the executive’s agreement or any material breach of any other written agreement between the executive and the Company’s affiliates governing the executive’s equity compensation arrangements (i.e., any agreement with respect to the executive’s stock and/or stock options of any of the Company’s affiliates); provided, however, that the executive shall not be deemed to have been terminated for Cause in the case of clause (ii), (iii), (iv) or (v) above, unless any such breach is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the executive of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•	The executive will be deemed to have a “Good Reason” to terminate his employment in the event of (i) a material diminution of Executive’s duties, (ii) the failure by any successor of the Company to assume in writing the Company’s obligations under the agreement, (iii) the breach by the Company in any respect of any of its obligations under the agreement, and, in any such case (but only if correction or cure is possible), the failure by the Company to correct or cure the circumstance or breach on which such resignation is based within 30 days after receiving notice from the executive describing such circumstance or breach in reasonable detail, (iv) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from the executive’s residence than it was before, or (v) the imposition by the Company of a requirement that the executive report to a person other than the Chief Executive Officer of the Company or the Chairman of the Board. The executive shall not have a Good Reason to resign if the Company suspends the executive due to an indictment of the executive on felony charges, provided that the Company continues to pay the executive’s salary and benefits.

For the purposes of the summaries of the Walsh and DeSimone Severance Agreements and the 2014 Plan, a “Change of Control” means: the occurrence of any one of the following (i) an acquisition (other than directly from the Company after advance approval by a majority of the directors comprising the Board of Directors as of the effective date of the 2014 Plan, or the incumbent board) of Common Shares or other voting securities of the Company by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person in connection with a transaction described in clause (iii) of this definition, immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then-outstanding voting securities; (ii) members of the incumbent board cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall, for purposes of the 2014 Plan, be considered as a member of the incumbent board; or (iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company). The table below sets forth the estimated value of the potential payments to each of our NEOs, assuming the executive’s employment had terminated on December 31, 2016 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

For the purposes of the award agreements governing the NEOs’ SARs, the Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) conviction of a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or any of its subsidiaries; (ii) willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement; (iii) performance of the executive’s duties in a manner that is detrimental to the Company or any of its subsidiaries, including, but not limited to that which results in, the severe deterioration of the financial performance of the Company or any of its subsidiaries; (iv) failure to adhere to the reasonable/lawful directions of the CEO of the Company or the Board, as applicable, to adhere to the Company’s or any subsidiary’s policies or practices or to devote substantially all of executive’s business time and efforts to the business of the Company; (v) breach of any provision of any agreement, including an employment agreement, between the executive and the Company or any of its subsidiaries, which covers confidentiality or proprietary information or contains nonsolicitation or non-competition provisions; or (vi) breach in any material

62	Executive compensation

respect of the terms and provisions of Participant’s employment agreement, if any, or any agreement between Participant and the Company or any of its subsidiaries.

For the purposes of the Severance Plan, the following terms have the following definitions:

•	The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) failure to perform substantially all of his or her duties, (ii) commission of, or indictment for a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (iii) engagement in an act of fraud or of willful dishonesty towards the Company or any of its affiliates; (iv) willful misconduct or negligence resulting in a material economic harm to the Company or any of its affiliates; (v) violation of a federal or state securities law or regulation; (vi) dishonesty detrimental to the best interests of the Company or any of its affiliates; (vii) conduct involving any immoral acts which is reasonably likely to impair the reputation of the Company or any of its affiliates; (viii) willful disloyalty to the Company or any of its affiliates; (ix) violation, as determined by the Board based on opinion of its counsel, by of any securities or employment laws or regulations; (x) use of a controlled substance without a prescription or the use of alcohol which impairs his or her ability to carry out his or her duties and responsibilities; or (xi) material violation of the Company’s policies and procedures or any breach of any agreement between the Company and him or her.

•	The executive will be deemed to have a “Good Reason” to terminate his employment in the event of (i) a material reduction in the executive’s annual base salary unless such reduction is part of an across-the-board reduction in executive officer base salaries approved by the Company’s Chief Executive Officer; (ii) a material diminution in the executive’s authority, duties and responsibilities from those either previously in effect or, if applicable, as defined in an employment agreement between the executive and the Company (serving in a similar functional role (e.g., financial, legal) following a corporate transaction shall not in and of itself be deemed a material diminution); or (iii) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from executive’s residence than it was before; provided, however, that Good Reason shall not exist unless the executive has given written notice to the Company within ninety (90) days of the initial existence of the Good Reason event or condition(s) giving specific details regarding the event or condition; and unless the Company has had at least thirty (30) days to cure such Good Reason event or condition after the delivery of such written notice and has failed to cure such event or condition within such thirty (30) day cure period.

Executive compensation	63

The table below sets forth the estimated value of the potential payments to each of our NEOs, assuming the executive’s employment had terminated on December 31, 2017 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Termination without cause or with good reason not in connection with a change of control	Termination without cause or with good reason in connection with a change of control	Change in control (without termination)(1)	Death or disability
Michael O. Johnson
Severance(2)	—	—	—	—
Bonus(3)	$1,618,172	$1,618,172	—	$1,618,172
Equity acceleration(4)	—	$10,751,919	$10,751,919	—
Outplacement service	—	—	—	—
Medical coverage	$35,935	$35,935	—	—
Life insurance	—	—	—	$1,000,000
Richard P. Goudis
Severance(2)	$2,000,000	$2,000,000	—	—
Bonus(3)	$735,110	$735,110	—	$735,110
Equity acceleration(4)	—	$7,757,967	$7,757,967	—
Outplacement service	—	—	—	—
Medical coverage	—	—	—	—
Life insurance	—	—	—	$1,000,000
Desmond Walsh
Severance(2)	$1,389,360	$1,389,360	—	—
Bonus(3)	$437,648	$437,648	—	$437,648
Equity acceleration(4)	—	$4,656,052	$4,656,052	—
Outplacement service	$20,000	$20,000	—	—
Medical coverage	$29,199	$29,199	—	—
Life insurance	—	—	—	$1,000,000
John G. DeSimone
Severance(2)	$1,238,000	$1,238,000	—	—
Bonus(3)	$365,597	$365,597	—	$365,597
Equity acceleration(4)	—	$3,492,553	$3,492,553	—
Outplacement service	$20,000	$20,000	—	—
Medical coverage	$40,855	$40,855	—	—
Life insurance	—	—	—	$1,000,000
David Pezzullo
Severance(2)	$525,000	$525,000	—	—
Bonus(3)	$310,078	$310,078	—	310,078
Equity acceleration(4)	—	$2,087,642	$2,087,642	—
Outplacement service	—	—	—	—
Medical coverage	—	—	—	—
Life insurance	—	—	—	$1,000,000

(1)	With respect to SARs, assumes the Committee exercised its discretion to accelerate the awards.
(2)	Based on salary as of December 31, 2017.
(3)	Represents bonus amounts earned in 2017, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the “2017 Summary Compensation Table.” Per the terms of Mr. Johnson’s employment letter as described above, if he ceases to be employed for any reason, he is entitled to a pro-rated annual bonus for the year in which the termination occurs based on the Company’s actual results for the entire year. Per the terms of the severance plan, as described above, upon a termination of his employment by the Company without Cause (other than due to death or disability) or by him for Good Reason each of Messrs. Goudis and Pezzullo is entitled to a pro rata bonus for the year in which the termination occurs based on the Company’s actual results for the entire year. Per the terms of their respective severance agreements, as described above, upon a termination of his employment by the Company without Cause or by him for Good Reason, or due to death or disability, each of Messrs. Walsh and DeSimone is entitled to a pro rata bonus for the year in which termination occurs based on the Company’s actual results for the entire year.
(4)	Accelerated vesting of stock awards were based on the closing price of a Common Share on the NYSE on December 29, 2017 of $67.72, and, for SARs, the difference between $67.72 and the exercise or base price of the award.

64	Executive compensation

Part 5 Security ownership of certain beneficial owners and management

Beneficial ownership

The following table sets forth the beneficial ownership of Herbalife Common Shares as of February 26, 2018, the Record Date, of (1) each director or director nominee, (2) each of the named executive officers, (3) all directors and executive officers as a group and (4) each person or entity known to Herbalife to beneficially own more than five percent (5%) of the Company’s outstanding Common Shares. The Common Shares are the Company’s only class of voting securities that are issued and outstanding.

Name of beneficial owner	Amount and nature of beneficial ownership	Percentage ownership(1)
Non-management directors and nominees
Richard P. Bermingham(2)	7,544	*
Pedro Cardoso(3)	21,916	*
Dr. Richard Carmona(4)	8,094	*
Jonathan Christodoro(4)	8,094	*
Keith Cozza(4)	8,094	*
Jeffrey T. Dunn(5)	36,281	*
Hunter C. Gary(4)	8,094	*
Jesse A. Lynn(4)	8,094	*
Michael Montelongo(4)	6,094	*
James L. Nelson(4)	8,094	*
Maria Otero(6)	6,846	*
John Tartol(3)	201,132	*
Named executive officers
Michael O. Johnson(7)	2,521,984	2.88%
Richard Goudis(8)	584,941	*
Desmond Walsh(9)	657,334	*
John G. DeSimone(10)	328,399	*
David Pezzullo(11)	190,227	*
All directors and executive officers as a group (29 persons)(12)	5,248,711	6.19%
Greater than 5% beneficial owners
Capital Research Global Investors(13)	10,920,765	13.25%
Nomura Holdings, Inc.(14)	7,942,823	9.64%
FMR LLC(15)	6,092,242	7.39%
Carl C. Icahn(16)	22,872,324	27.75%
The Vanguard Group — (17)	5,129,231	6.22%
Route One Investment Company, L.P. (18)	6,723,654	8.16%
Deccan Value Investors L.P. (19)	7,520,766	9.12%
Credit Suisse AG(20)	4,519,682	5.48%
Bank of America Corporation (21)	4,877,499	5.91%
HBL Swiss Financing GmbH(22)	5,012,510	6.08	%(23)
D.E. Shaw & Co., L.P. (24)	4,748,284	5.76%

*	Less than 1% security ownership by certain beneficial owners and management.
(1)

Applicable percentage is based upon (i) 82,419,836 Common Shares outstanding as of February 26, 2018, which pursuant to Instruction 1 to Item 403 of Regulation S-K, excludes 5,012,510 Common Shares held by HBL Swiss Financing GmbH, an indirect wholly owned subsidiary of the Company, which are considered to be outstanding under Cayman Islands law and carry voting and other share rights related to ownership of our Common Shares, which may be exercised, and (ii) the relevant number of Common Shares issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of February 26, 2018. Beneficial

Proposals to be voted on at the meeting	65

ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to Common Shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law.
(2)	Includes 12,029 SARs equivalent to 3,960 Common Shares which have vested or will vest and become exercisable and 1,665 RSUs with restrictions that may lapse and be paid in Common Shares, in each case, within 60 days of February 26, 2018.
(3)	Includes 17,481 SARs equivalent to 6,045 Common Shares which have vested or will vest and become exercisable and 1,665 RSUs with restrictions that may lapse and be paid in Common Shares, in each case within 60 days of February 26, 2018.
(4)	Includes 1,665 RSUs with restrictions that may lapse and be paid in Common Shares, in each case within 60 days of February 26, 2018.
(5)	Includes 17,481 SARs equivalent to 6,045 Common Shares which have vested or will vest and become exercisable and 2,176 RSUs with restrictions that may lapse and be paid in Common Shares, in each case, within 60 days of February 26, 2018.
(6)	Includes 4,526 SARs equivalent to 352 Common Shares which have vested or will vest and become exercisable and 1,665 RSUs with restrictions that may lapse and be paid in Common Shares, in each case, within 60 days of February 26, 2018.
(7)	Includes 802,862 SARs equivalent to 349,670 Common Shares which have vested or will vest and become exercisable within 60 days of February 26, 2018.
(8)	Includes 751,160 SARs equivalent to 417,393 Common Shares which have vested or will vest and become exercisable within 60 days of February 26, 2018.
(9)	Includes 861,000 SARs equivalent to 511,801 Common Shares which have vested or will vest and become exercisable within 60 days of February 26, 2018.
(10)	Includes 518,374 SARs equivalent to 294,659 Common Shares which have vested or will vest and become exercisable within 60 days of February 26, 2018.
(11)	Includes 211,081 SARs equivalent to 124,626 Common Shares which have vested or will vest and become exercisable within 60 days of February 26, 2018 and 42,066 vested but deferred RSUs that are convertible to Common Shares.
(12)	Includes 4,203,822 SARs equivalent to 2,243,517 Common Shares which have vested or will vest and become exercisable within 60 days of February 26, 2018, 20,491 RSUs with restrictions that may lapse and be paid in Common Shares within 60 days of February 26, 2018 and 130,111 vested but deferred RSUs that are convertible to Common Shares.
(13)	The information regarding the beneficial ownership of Capital Research Global Investors is based on the Schedule 13G/A filed with the SEC by Capital Research Global Investors on February 14, 2018. According to this Schedule 13G/A, Capital Research Global Investors has (i) sole power to vote 10,920,765 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 10,920,765 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.
(14)	The information regarding the beneficial ownership of Nomura Holdings, Inc., is based on the Schedule 13G filed jointly with Nomura International PLC with the SEC on February 13, 2015. According to this Schedule 13G, Nomura Holdings, Inc. has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 7,942,823 Common Shares; (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 7,942,823 Common Shares; and, Nomura International PLC has (i) sole power to vote 0 Common Shares; (ii) shared power to vote 7,409,946 Common Shares; (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 7,409,946 Common Shares. The address for Nomura Holdings, Inc. is 1-9-1 Nihonbashi, Chuo-ku, Tokyo 103-8645 Japan. The address for Nomura International, PLC is 1 Angel Lane, London EC4R 3AB, United Kingdom.
(15)	The information regarding the beneficial ownership of FMR LLC is based on the Schedule 13G/A filed jointly with the SEC by FMR LLC and Abigail P. Johnson on February 13, 2018. According to this Schedule 13G/A, FMR LLC has (i) sole power to vote 1,633,248 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 6,092,242 Common Shares and (iv) shared power to dispose of 0 Common Shares; and Abigail P. Johnson has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 6,092,242 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for each of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.
(16)

The information regarding the beneficial ownership of Carl C. Icahn is based on the Schedule 13D/A filed jointly with the SEC by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp.

66	Proposals to be voted on at the meeting

(“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn on October 11, 2017. According to this Schedule 13D/A, High River has (i) sole power to vote 4,574,465 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 4,574,465 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Hopper has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 4,574,465 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 4,574,465 Common Shares; Barberry has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 4,574,465 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 4,574,465 Common Shares; Icahn Partners Master Fund has (i) sole power to vote 7,446,838 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 7,446,838 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Icahn Offshore has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 7,446,838 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 7,446,838 Common Shares; Icahn Partners has (i) sole power to vote 10,851,021 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 10,851,021 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Icahn Onshore has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 10,851,021 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 10,851,021 Common Shares; Icahn Capital has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 18,297,859 Common Shares; (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 18,297,859 Common Shares; IPH has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 18,297,859 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 18,297,859 Common Shares; Icahn Enterprises Holdings has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 18,297,859 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 18,297,859 Common Shares; Icahn Enterprises GP has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 18,297,859 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 18,297,859 Common Shares; and Beckton has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 18,297,859 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 18,297,859 Common Shares; and Carl C. Icahn has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 22,872,324 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 22,872,324 Common Shares. The address for (i) each of High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.
(17)	The information regarding the beneficial ownership of The Vanguard Group — 23-1945930 (the “Vanguard Group”) is based on the Schedule 13G/A filed with the SEC by the Vanguard Group on February 8, 2018. According to this Schedule 13G/A, the Vanguard Group has (i) sole power to vote 34,751 Common Shares, (ii) shared power to vote 7,598 Common Shares, (iii) sole power to dispose of 5,091,167 Common Shares, (iv) shared power to dispose of 38,064 Common Shares. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(18)	The information regarding the beneficial ownership of Route One Investment Company, L.P. is based on the Schedule 13G/A filed jointly with the SEC by Route One Investment Company, L.P., ROIC, LLC, Route One Investment Company, LLC, William F. Duhamel, Jr., Jason E. Moment, Ashish H. Pant and Richard H. Voon on February 14, 2018. According to this Schedule 13G/A, each reporting person has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 6,723,654 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 6,723,654 Common Shares. The address for each reporting person is One Letterman Drive, Building D, Suite 200, San Francisco, CA 94129.
(19)	The information regarding the beneficial ownership of Deccan Value Investors L.P. is based on the Schedule 13G/A filed jointly with the SEC by Deccan Value Investors L.P. and Vinit Bodas on February 14, 2018. According to this Schedule 13G/A, each of Deccan Value Investors L.P. and Vinit Bodas has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 7,520,766 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 7,520,766 Common Shares. The address for each of Deccan Value Investors L.P. and Vinit Bodas is One Fawcett Place, Greenwich, CT 06830.
(20)	The information regarding the beneficial ownership of Credit Suisse AG is based on the Schedule 13G/A filed with the SEC by Credit Suisse AG on February 14, 2018. According to this Schedule 13G/A, Credit Suisse AG has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 4,519,682 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 4,519,682 Common Shares. The address for Credit Suisse AG is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

Proposals to be voted on at the meeting	67

(21)	The information regarding the beneficial ownership of Bank of America Corporation is based on the Schedule 13G filed with the SEC by Bank of America Corporation on February 14, 2018. According to this Schedule 13G, Bank of America Corporation has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 4,875,764 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 4,877,499 Common Shares. The address for Bank of America Corporation is Bank of America Corporate Center, 100 N. Tyron Street, Charlotte, North Carolina 28255.
(22)	The information regarding the beneficial ownership of HBL Swiss Financing GmbH is based on the Schedule 13G/A filed with the SEC by HBL Swiss Financing GmbH on February 12, 2018. According to this Schedule 13G/A, HBL Swiss Financing GmbH has (i) sole power to vote 5,012,510 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 5,012,510 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for HBL Swiss Financing GmbH is Hansmatt 32, CH-6370 Stans NW, Switzerland.
(23)	Percentage excludes Common Shares held by HBL Swiss Financing GmbH, the Company’s indirect wholly owned subsidiary, in accordance with Instruction 1 to Item 403 of Regulation S-K. If the Common Shares held by HBL Swiss Financing GmbH were included in the total number of Common Shares outstanding as of February 26, 2018, or 87,432,346, its percentage ownership would be 5.73%.
(24)	The information regarding the beneficial ownership of D.E. Shaw & Co., L.P. is based on the Schedule 13G filed jointly with the SEC by D.E. Shaw & Co., L.P. and David E. Shaw on January 29, 2018. According to this Schedule 13G, each reporting person has has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 4,748,284 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 4,748,284 Common Shares. The address for each reporting person has is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

68	Proposals to be voted on at the meeting

Part 6 Certain relationships and related transactions

The Company has several written policies applicable to the review and approval of related party transactions. Pursuant to the audit committee charter, any related party transaction in which a director has an interest must be reviewed and approved by the audit committee. The Company’s Conflicts of Interest Policy generally prohibits any Company employee from conducting any activity that is or could be construed as a conflict with the Company’s interests or as an interference with the employee’s duty to serve the Company at all times to the best of his or her ability. Pursuant to that policy, any related party transaction involving employees, including executive officers, must be reviewed and approved by both the Company’s legal and internal audit departments.

In February 2016, our Board of Directors approved a written policy, or the Related Party Transaction Policy, regarding the consideration by the audit committee of transactions between the Company and any director, officer or holder of more than 5% of our voting securities and their affiliates (each, a related party) involving or expected to involve an amount of at least $120,000 in which the related party has a direct or indirect interest.

Transactions, along with all relevant facts and circumstances, shall be submitted to the audit committee for consideration unless it is not possible to convene an audit committee meeting, in which case the chair of the audit committee may review the transaction, with his or her determination submitted to the full audit committee for its review and consideration at its next regularly scheduled meeting. The Related Party Transaction Policy also outlines certain transactions that are deemed to be pre-approved by the audit committee. The Related Party Transaction Policy is in addition to the Conflict of Interest Policy described above.

The transactions summarized under “Transactions prior to Related Party Transaction Policy” below were entered into prior to the implementation of the Related Party Transaction Policy. Mr. Tartol’s sister’s earnings and the compensation of the spouse of one of our non-NEO executive officers summarized under “Other transactions” below fall within the category of transactions that are deemed to be pre-approved pursuant to the Related Party Transaction Policy. Mr. Mendoza’s and his family’s compensation also fall within the category of transactions that are deemed to be pre-approved pursuant to the Related Party Transaction Policy; however, they were not considered related parties under the policy at the time such compensation was earned in 2017, which was prior to Mr. Mendoza’s nomination as a director.

Transactions prior to Related Party Transaction Policy

Registration rights agreement

Michael O. Johnson, our Executive Chairman is a party to a registration rights agreement with the Company. If we at any time propose to register any Company securities under the Securities Act of 1933, as amended, or the Securities Act, for sale to the public, in certain circumstances, Mr. Johnson, may require us to include his shares in the securities to be covered by the registration statement. Such registration rights are subject to customary limitations specified in the agreement.

Indemnification of directors and officers

The Articles provide that, to the fullest extent permitted by Cayman Islands Law, every director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by Cayman Islands Law, such director, agent or officer shall not be liable to the Company for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.

The Company is a Cayman Islands exempted company incorporated with limited liability. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.

Certain relationships and related transactions	69

The Company has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Articles. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

In addition to the indemnification provisions set forth above, the Company maintains insurance policies that indemnify its directors and officers against various liabilities, including those arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other transactions

Mr. Tartol’s sister earned approximately $1.3 million in compensation in 2017 under the Company’s Marketing Plan resulting from her activities as an independent Herbalife distributor.

A spouse of one of our executive officers who is not a named executive officer was paid approximately $373,083.48 in fiscal 2017. This amount is converted from GBP based on the average exchange rate of 1.289 in 2017 as reported by the Federal Reserve Board. This amount is based on total base salary, bonus, payments for vested restricted cash unit awards and all other compensation. The spouse also received 3,707 SARs in 2017, which have an aggregate grant date fair value of approximately $105,000.

Mr. Mendoza, who is a nominee for director, and his wife received $1,241,410.23 in compensation in 2017 under the Company’s Marketing Plan resulting from their activities as Herbalife Members and earned $44,000 in fees for speaking at Herbalife events. Additionally, Mr. Mendoza’s sister and brother-in-law earned approximately $1,560,000 and his sister-in-law and her husband earned approximately $56,000 in 2017 under the Company’s Marketing Plan resulting from their activities as Herbalife Members.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer. In 2017, Mr. Goudis had an annual total compensation of $6,641,979. For purposes of determining the required ratio, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory medical, dental, vision and health benefits and employer contributions for life and disability insurance coverage and our employee assistance program, which are not required to be reported as compensation for our CEO in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2017 was $34,379. As a result, we estimate that Mr. Goudis’ 2017 annual total compensation was approximately 193 times that of our median employee.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The reported pay ratio reported is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using base salary and bonus paid from October 1, 2016 through September 30, 2017, which we annualized for any employee who did not work for the entire year. We identified our employee population as of October 1, 2017 based on our HR records. Because the median employee we initially identified had anomalous compensation characteristics, we substituted another employee to serve as our median employee who had substantially similar base salary and bonus paid from October 1, 2016 through September 30, 2017 as the initial median employee.

70	Certain relationships and related transactions

Part 7 Additional information

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis for fiscal year 2017.

“Householding” of proxy materials.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your Common Shares are held in a brokerage account or the Company if you hold Common Shares directly. You can notify the Company by sending a written request to Herbalife Ltd., c/o Herbalife International, Inc., Corporate Secretary, 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015, or by calling the Corporate Secretary at (213) 745-0500. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Additional information	71

Shareholder nominations

Your attention is drawn to Articles 73 to 76 of the Articles in relation to the requirements applicable to any shareholder who wishes to nominate a person for election as a director.

For such nomination to be properly brought before an annual general meeting by a shareholder, a shareholder notice addressed to the Corporate Secretary must have been delivered to or mailed and received at the registered office of the Company or such other address as the Corporate Secretary may designate not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the date of such meeting.

The notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed, and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the register of members, (ii) the class and number of Common Shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with these procedures.

Shareholder proposals for the 2019 annual general meeting

Pursuant to the Articles, for a shareholder to bring a matter before the 2019 annual general meeting, the business must be legally proper and written notice of the shareholder proposal must have been filed with the Corporate Secretary of the Company not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the meeting. For notice to be proper, it must set forth: (i) the name and address of the shareholder who intends to make the proposal as it appears in the Company’s records, (ii) the class and number of Common Shares of the Company that are owned by the shareholder submitting the proposal and (iii) a clear and concise statement of the proposal and the shareholder’s reasons for supporting it. If the Chairman of the meeting determines that any such proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

Shareholders interested in submitting a proposal for inclusion in the proxy statement and form of proxy for the 2019 annual general meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, notice of shareholder proposals must be received by the Company’s Corporate Secretary no later than November    , 2018. Proposals should be sent to Corporate Secretary, Herbalife Ltd., c/o Herbalife International, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

72	Additional information

Codes of business conduct and ethics and principles of corporate governance

Our Board of Directors has adopted a corporate Code of Business Conduct and Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Principles of Corporate Governance, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Business Conduct and Ethics and Principles of Corporate Governance are available on our website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” or in print to any shareholder who requests it, as set forth below under “Annual report, financial and additional information.”

Any amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics requiring disclosure under applicable rules with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and any waivers for directors, will be posted on the Company’s website at www.Herbalife.com.

Annual report, financial and additional information

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2017 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 22, 2018. A copy of the Company’s Annual Report on Form 10-K will be made available with and, to each shareholder of record on the Record Date who requests such materials, mailed concurrently with, this Proxy Statement.

The Company’s filings with the SEC are all accessible by following the links to “Investor Relations”, “Financial Information” and “SEC Filings” on the Company’s website at www.herbalife.com. The Company will furnish without charge a copy of its SEC filings to any person requesting in writing and stating that he or she is a beneficial owner of Common Shares. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, and the other documents referenced herein as available to shareholders upon request, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations

Herbalife Ltd.

c/o Herbalife International, Inc.

800 W. Olympic Blvd.

Suite 406

Los Angeles, California 90015

Other matters

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

RICHARD WERBER

Acting General Counsel and Corporate Secretary

Dated: March             , 2018

Additional information	73

Appendix A

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

HERBALIFE NUTRITION LTD.

(as adopted by special resolution passed on [                    ] 2018)

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

HERBALIFE NUTRITION LTD.

(as adopted by special resolution passed on [                    ] 2018)

1	The name of the Company is Herbalife Nutrition Ltd.

2	The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands or at such other place within the Cayman Islands as the Board may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5	The authorized share capital of the Company is US$1,015,000 divided into 2,000,000,000 Common Shares of a par value of US$0.001 per share, and 7,500,000 Preference Shares of a par value of US$0.0005 per share, in each case having the rights and preferences attached thereto as provided in the Articles of Association of the Company.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

Appendix A	2

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

TABLE OF CONTENTS

INTERPRETATION	5

SHARE CAPITAL: ISSUE OF SHARES	6

COMMON SHARES	6

PREFERENCE SHARES	7

ISSUE OF WARRANTS AND OPTIONS	7

CERTIFICATES FOR SHARES	7

REGISTER OF MEMBERS	8

TRANSFER OF SHARES	8

REDEMPTION AND REPURCHASE OF SHARES	9

VARIATION OF RIGHTS OF SHARES	10

COMMISSION ON SALE OF SHARES	10

NON-RECOGNITION OF TRUSTS	10

TRANSMISSION OF SHARES	10

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL	11

REGISTERED OFFICE	11

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	11

GENERAL MEETINGS	11

NOTICE OF GENERAL MEETINGS	12

PROCEEDINGS AT GENERAL MEETINGS	12

NOMINATIONS OF DIRECTORS	13

VOTES OF MEMBERS	14

PROXIES	15

CORPORATE MEMBERS	15

SHARES THAT MAY NOT BE VOTED	15

DIRECTORS	15

CLASSIFICATION AND APPOINTMENT OF DIRECTORS	15

REMOVAL OF DIRECTORS	16

VACATION OF OFFICE OF DIRECTOR	16

REMUNERATION OF DIRECTORS	16

NO MINIMUM SHAREHOLDING	16

DIRECTORS’ INTERESTS	17

POWERS AND DUTIES OF DIRECTORS	17

RESTRICTIONS ON THE COMPANY ENGAGING IN BUSINESS COMBINATIONS	17

MINUTES	20

DELEGATION OF THE BOARD’S POWERS	20

EXECUTIVE OFFICERS	20

PROCEEDINGS OF DIRECTORS	21

PRESUMPTION OF ASSENT	21

SEAL	22

DIVIDENDS, DISTRIBUTIONS AND RESERVE	22

CAPITALISATION	23

BOOKS OF ACCOUNT	23

Appendix A	3

AUDIT	23

NOTICES	23

WINDING UP	24

INDEMNITY	24

FINANCIAL YEAR	26

TRANSFER BY WAY OF CONTINUATION	26

4	Appendix A

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

HERBALIFE NUTRITION LTD.

(as adopted by special resolution passed on [                    ] 2018)

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company, as amended from time to time by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board”	means the board of directors of the Company.

“Common Shares”	has the meaning given in the Memorandum.

“Company”	means the above-named company.

“Directors”	means the directors for the time being of the Company.

“dividend”	means any dividend (whether interim or final) declared or resolved to be paid on Shares pursuant to the Articles.

“Dividend Period”	shall bear the meaning given to it in the Articles under the heading “PREFERENCE SHARES”.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Exchange”	shall mean any securities exchange or other system on which the Shares may be listed or otherwise authorised for trading from time to time.

“Independent Director”	shall mean a person recognised as such by the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.

“month”	means calendar month.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“paid-up”	means paid-up as to the par value and any premium payable in respect of the issue of any Share and includes credited as paid-up.

“Preference Shares”	has the meaning given in the Memorandum.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an assistant secretary and any person appointed to perform the duties of secretary of the Company.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share in the Company.

Appendix A	5

“Special Resolution”	has the same meaning as in the Statute provided that a Special Resolution may not be passed by way of an unanimous written resolution.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

2	In the Articles:

2.1	words importing the singular number include the plural number and vice-versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles;

2.8	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

2.9	in these Articles Section 8 and section 19(3) of the Electronic Transactions Law shall not apply;

2.10	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

2.11	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record; and

2.12	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

SHARE CAPITAL: ISSUE OF SHARES

3	The authorised share capital of the Company at the date of the adoption of these Articles is US$1,015,000 divided into 2,000,000,000 Common Shares of a par value of US$0.0005 per share, and 7,500,000 Preference Shares of a par value of US$0.002 per share.

4	Subject to the provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting and without prejudice to any rights attached to any existing Shares, the Board may allot, issue, grant options, rights or warrants over or otherwise dispose of any Shares (including fractions of any Share) with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper. Notwithstanding and without prejudice to the generality of the foregoing, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a preference share purchase right to be issued on a pro rata basis to each holder of a Common Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

5	Upon approval of the Board, such number of Common Shares, or other shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Common Shares or other shares or securities of the Company.

6	All Shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue and shall be non-assessable.

7	The Company shall not issue Shares to bearer.

COMMON SHARES

8	The holders of the Common Shares shall be:

8.1	entitled to dividends or other distributions in accordance with the relevant provisions of these Articles;

6	Appendix A

8.2	entitled to and are subject to the provisions in relation to winding up of the Company provided for in these Articles;

8.3	entitled to attend general meetings of the Company and shall be entitled to one vote for each Common Share registered in his name in the Register of Members, both in accordance with the relevant provisions of these Articles.

9	All Common Shares shall rank pari passu with each other in all respects.

PREFERENCE SHARES

10	Preference Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

11	Authority is hereby granted to the Board, subject to the provisions of the Memorandum, these Articles and applicable law, to create one or more series of Preference Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series:

11.1	the number of Preference Shares to constitute such series and the distinctive designation thereof;

11.2	the dividend rate on the Preference Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (“Dividend Periods”), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

11.3	whether the Preference Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

11.4	the preferences, if any, and the amounts thereof, which the Preference Shares of such series shall be entitled to receive upon the winding up of the Company;

11.5	the voting power, if any, of the Preference Shares of such series;

11.6	transfer restrictions and rights of first refusal with respect to the Preference Shares of such series; and

11.7	such other terms, conditions, special rights and provisions as may seem advisable to the Board.

12	Notwithstanding the fixing of the number of Preference Shares constituting a particular series upon the issuance thereof, the Board at any time thereafter may authorise the issuance of additional Preference Shares of the same series subject always to the Statute and the Memorandum.

13	No dividend shall be declared and set apart for payment on any series of Preference Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preference Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends rateably in accordance with the sums which would be payable on the said Preference Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

14	If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preference Shares which (i) are entitled to a preference over the holders of the Common Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preference Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preference Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

ISSUE OF WARRANTS AND OPTIONS

15	The Board may issue warrants or options to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine. No warrants or options shall be issued to bearer.

CERTIFICATES FOR SHARES

16

Unless the Board determines otherwise, every person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive, within twenty days, after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide), one certificate for all his Shares of each class or, upon payment of such reasonable fee as the Board shall prescribe, such number of certificates for Shares held as

Appendix A	7

that person may request, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

17	Every share certificate shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and/or to be signed by such person(s) as may be authorised by the Board and may authorise certificates to be issued with the authorised signature(s) affixed by some method or system of mechanical process.

18	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

19	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

REGISTER OF MEMBERS

20	The Company shall maintain or caused to be maintained a Register of its Members in accordance with the Statute.

21	If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate or branch register or registers of Members in accordance with the Statute at such location or locations within or outside the Cayman Islands as the Board thinks fit. The Board may also determine which register of Members shall constitute the principal register and which shall constitute the duplicate or branch register or registers, and to vary such determination from time to time.

22	The Company, or any agent(s) appointed by it to maintain the duplicate or branch Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate or branch Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Statute.

23	The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

24	All transfers of Shares may be effected by an instrument of transfer in any usual or common form or in such other form, or by such other manner, as the Board may approve. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by or on behalf of the Company.

25	The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee provided that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the Board shall, if it so requires, have previously been provided with a list of specimen signatures of the authorised signatories of such transferor or transferee and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members in respect thereof.

8	Appendix A

26	The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share unless:

26.1	the instrument of transfer is lodged with the Company accompanied by the certificate for the Shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

26.2	the instrument of transfer is in respect of only one class of Shares;

26.3	the instrument of transfer is properly stamped (in circumstances where stamping is required);

26.4	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four; and

26.5	a fee of such maximum amount as the Exchange (if any) may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof.

27	If the Board refuses to register a transfer of any Share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

28	The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by an competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

29	Upon every transfer of Shares the certificate, if any, held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and unless the Board determines otherwise a new certificate shall be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

30	Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of Common Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Common Shares and the redemption of Preference Shares shall be effected in such manner as the Board may, by resolution, determine before the issue of the Preference Shares.

31	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Board may agree with the relevant Member.

32	Purchase of Common Shares listed on an Exchange. In addition to Article 31 above, the Company is authorised to purchase any Common Share listed on an Exchange in accordance with the following manner of purchase: The maximum number of Common Shares that may be repurchased shall be equal to the number of issued and outstanding Common Shares less one Common Share; at such time; at such price and on such other terms as determined and agreed by the Board in their sole discretion, provided, however, that (i) such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange; and (ii) at the time of the repurchase the Company is able to pay its debts as they fall due in the ordinary course of its business.

33	Purchase of Common Shares not listed on an Exchange. In addition to Article 31 and Article 32 above, the Company is authorised to purchase any Common Share not listed on an Exchange in accordance with the following manner of purchase: the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Common Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date; the price for the Common Shares being repurchased shall be such price agreed between the Board and the applicable Member; the date of repurchase shall be the date specified in the repurchase notice; and the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion.

34	The purchase of any Share shall not be oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

35	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

36	The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

Appendix A	9

37	The Board may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

38	The Board may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for no consideration).

VARIATION OF RIGHTS OF SHARES

39	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

40	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued Shares of the class.

41	The rights conferred upon the holders of the Shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith. The rights of holders of Common Shares shall not be deemed to be varied by the creation or issue of Shares with preference or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Common Shares.

COMMISSION ON SALE OF SHARES

42	The Company may in so far as the Statute permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

43	The Company shall not be obligated to recognise any person as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

44	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

45	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

46	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

47	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

10	Appendix A

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

48	The Company may by Ordinary Resolution:

48.1.1	increase its share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

48.1.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

48.1.3	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

48.1.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

48.2	Subject to the provisions of the Statute, the Company may by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.

48.3	Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

49	Subject to the provisions of the Statute, the Company may by resolution of the Board change the location of its registered office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Board determines.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

50	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

51	In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant.

52	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

53	All general meetings other than annual general meetings shall be called extraordinary general meetings.

54	The Company shall, if required by the Statute, other applicable law or the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange, hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Board shall appoint provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange permits. At these meetings the report of the Board (if any) shall be presented.

55	The Board may whenever it thinks fit proceed to convene a general meeting of the Company.

Appendix A	11

56	General meetings of the Company (other than the annual general meeting) may be held at such place, either within or without the Cayman Islands, as determined by the Board or pursuant to a Members requisition.

57	A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition more than thirty (30) percent. of the issued and outstanding share capital of the Company that as at that date carries the right of voting at general meetings of the Company.

58	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

59	If the Board does not within twenty-one (21) days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requisitionists, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one (21) days.

60	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the Board.

NOTICE OF GENERAL MEETINGS

61	At least five (5) days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

62	A general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed.

62.1	in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; or

62.2	in the case of an extraordinary general meeting, by such number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than two thirds of the Shares in issue that carry a right to vote or their proxies.

63	The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions of the Articles or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

64	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

65	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

66	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

67	No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy, or, if a corporation or other non-natural person, by its duly authorised representative or proxy, holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum. Only business set out in the applicable notice may be transacted at such general meeting.

68	A person may only participate at a general meeting in person or by proxy, or if a corporation or other non-natural person by its duly authorised representative, and shall not be permitted to attend by conference telephone or other communications equipment.

12	Appendix A

69	If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

70	In order for business to be properly brought before a general meeting by a Member, the business must be legally proper and written notice thereof must have been filed with the Secretary not less than 90 days prior the date of the meeting (or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later) nor more than 120 days prior to the meeting. Each such notice shall set forth: (i) the name and address of the Member who intends to make the proposal as the same appear in the Company’s records, (ii) the class and number of Shares that are owned by such Member, and (iii) a clear and concise statement of the proposal and the Member’s reasons for supporting it. The filing of a Member notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the Chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

71	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be chairman of the meeting.

72	If at any general meeting no Director is willing to act as Chairman or if no Director is present within one hour after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

73	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

74	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

75	A poll shall be taken in such manner and at such time and place, not being not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. Any other business other than that upon which a poll is to be taken or is contingent thereon may be preceded with pending the taking of the poll.

76	In the case of an equality of votes the Chairman of the general meeting at which the poll is taken shall not be entitled to a second or casting vote.

NOMINATIONS OF DIRECTORS

77	Nominations of persons for appointment to the Board (other than directors to be nominated by any series of Preferred Shares, voting separately as a class) at a general meeting may only be made (a) pursuant to the Company’s notice of general meeting, (b) by or at the direction of the Board or any authorised committee thereof or (c) by any Member who (i) complies with the notice procedures set forth in the following Articles, and (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting, provided, however, that Members shall only be entitled to nominate persons for appointment to the Board at annual general meetings or at general meetings called specifically for the purpose of appointing directors.

78

For nominations of persons for appointment to the Board (other than directors to be nominated by any series of Preference Shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, appointing directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 90 days prior to the date of such meeting (or not later than the 10th

Appendix A	13

day following the date of the first public announcement of the date of such meeting, whichever is later) nor more than 120 days prior to such meeting. Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for appointment or re-appointment as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, of the United States of America, as amended, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed and (b) as to the Member giving the notice (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the Member intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from Members in support of such nomination. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfil his duties as a director.

79	For nominations of persons for appointment to the Board (other than directors to be nominated by any series of Preference Shares, voting separately as a class) to be properly brought before a general meeting other than an annual general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 120th day prior to such general meeting and not later than the 90th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be appointed at such meeting. Such Member’s notice shall set forth the same information as is required by provisions (a) and (b) of the above Article.

80	Unless otherwise provided by the terms of any series of Preference Shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth above shall be eligible to serve as directors of the Company. If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with such Articles, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

81	Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy, or, if a corporation or other non-natural person, by its duly authorised representative or by proxy, shall have one vote for each Share registered in his name in the Register of Members.

82	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

83	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

84	No Member shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting.

85	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

86

Votes may be given either personally or by proxy, or, in the case of a corporation or other non-natural person by its duly authorised representative or proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and

14	Appendix A

against the same resolution in such proportion as specified in the instrument appointing the proxy. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

87	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

PROXIES

88	The rules and procedures relating to the form or a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Articles under this heading of “PROXIES”.

89	The Chairman may, at his discretion, declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the Chairman, shall be invalid.

90	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of an officer or attorney duly authorised in that behalf provided however, that a Member may also authorise the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the internet) obtained pursuant to procedures approved by the Board which are reasonably designed to verify that such instructions have been authorised by such Member. A proxy need not be a Member of the Company.

91	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

CORPORATE MEMBERS

92	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

93	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

94	There shall be a Board consisting of not less than one nor more than fifteen persons provided however that the Board may from time to time increase or reduce the upper and lower limits on the number of Directors and provided that so long as Shares of the Company are listed on an Exchange, the Board shall include such number of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require.

APPOINTMENT OF DIRECTORS

95

The Directors, other than those who may be appointed by the holders of shares of any class or series of shares having a preference over the Common Shares as to Dividends or upon liquidation pursuant to the terms of any resolution or resolutions providing for the issuance of such shares adopted by the Board, shall be appointed for a term of office of one year, commencing at the annual general meeting at which such Director is appointed and expiring at the annual general meeting held in the immediately following calendar year, and a Director whose term

Appendix A	15

expires at such an annual general meeting shall be entitled to be re-nominated as a Director in accordance with the provisions of the Articles under the heading ‘NOMINATION OF DIRECTORS’. No decrease in the number of Directors constituting the Board shall shorten the terms of any incumbent Director.

96	In any vote of Members to appoint Directors, each person nominated for appointment as a Director in an uncontested election shall be appointed if the number of votes cast for the person’s appointment exceeds the number of votes cast against the person’s appointment. In all votes to appoint Directors other than uncontested elections, the persons receiving the largest number of votes cast for appointment, up to the number of Directors to be appointed in such vote, shall be deemed appointed. For purposes of this Article 96, an “uncontested election” means any meeting of Members at which, as of the date that is ten (10) days in advance of the date the Company files its definitive proxy statement with respect to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of persons nominated for appointment does not exceed the number of Directors to be appointed.

97	Subject to the rights of the holders of any class or series of shares having a preference over the Common Shares as to dividends or upon liquidation, nominations for the appointment of Directors may be made in accordance with the provisions of the Articles under the heading “NOMINATION OF DIRECTORS”.

98	Subject to the rights of the holders of any class or series of shares having a preference over the Common Shares as to Dividends or upon liquidation, newly created directorships resulting from any increase in the number of Directors may be filled by the Board, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for the purpose of appointing such Director, and any vacancies on the Board resulting from death, resignation, removal or other cause as specified in the Articles under the heading “VACATION OF OFFICE OF DIRECTORS” shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than quorum of the Board, or by a sole remaining Director, or if not so filled, by the Members at the next annual general meeting or extraordinary general meeting called for the purpose of appointing such Director.

REMOVAL OF DIRECTORS

99	The Members may by Ordinary Resolution remove any Director.

VACATION OF OFFICE OF DIRECTOR

100	The office of a Director shall be vacated if:

100.1	the Director gives notice in writing to the Company that he resigns the office of Director;

100.2	the Director absents himself from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office;

100.3	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

100.4	the Director is found a lunatic or becomes of unsound mind; or

100.5	the Director being prohibited by any applicable law, or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange, from being a Director.

REMUNERATION OF DIRECTORS

101	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Board, or any committee of the Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

102	The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

NO MINIMUM SHAREHOLDING

103	A Director is not required to hold Shares.

16	Appendix A

DIRECTORS’ INTERESTS

104	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

105	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

106	A Director of the Company may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of, or from his interest in, such other company.

107	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

108	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

109	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

110	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine by resolution.

111	The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

112	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

RESTRICTIONS ON THE COMPANY ENGAGING IN BUSINESS COMBINATIONS

113	The Company shall not engage in any Business Combination with any Interested Member for a period of three (3) years following the date that such Member became an Interested Member, unless:

113.1	prior to such date the Board approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member, or

113.2	upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least eighty-five (85) percent of the Voting Shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of Voting Shares outstanding (but not the outstanding Voting Shares owned by the Interested Member) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

Appendix A	17

113.3	on or subsequent to such date the Business Combination is approved by the Board and authorised at a general meeting of Members, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds (66 2/3) percent of the outstanding Voting Shares which are not owned by the Interested Member.

114	The restrictions contained in the above Article shall not apply if:

114.1	a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the three (3) year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of ownership; or

114.2	the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this sub-paragraph; (ii) is with or by a person who either was not an Interested Member during the previous three (3) years or who became an Interested Member with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than one (1)) who were Directors prior to any person becoming an Interested Member during the previous three (3) years or were recommended for appointment or appointed to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to a (A) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the General Corporation Law of the State of Delaware, U.S., no vote of the Members would be required if the Company were incorporated under the law of such State); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) whether as part of a dissolution or otherwise of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to fifty (50) percent. or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (C) a proposed tender or exchange offer for fifty (50) percent or more of the outstanding Voting Shares of the Company. The Company shall give not less than twenty (20) days’ notice to all Interested Members prior to the consummation of any of the transactions described in clauses (A) or (B) of the second sentence of this sub-paragraph.

114.3	As used in the Articles under the above heading “ RESTRICTIONS ON THE COMPANY ENGAGING IN BUSINESS COMBINATIONS “, the term:

114.3.1	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

114.3.2	“associate” when used to indicate a relationship with any person means (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty (20) percent. or more of any class of Voting Shares, (B) any trust or other estate in which such person has at least a twenty (20) percent beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

114.3.3	“Business Combination”, when used in reference to the Company and any Interested Member of the Company, means:

(a)	any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (I) the Interested Member, or (II) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation the prohibition in the immediately preceding Article is not applicable to the surviving entity;

(b)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to ten (10) percent or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(c)

any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except (I) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any

18	Appendix A

such subsidiary which securities were outstanding prior to the time that the Interested Member became such, (II) pursuant to a merger which could be accomplished under Section 251(g) of the General Corporation Law of the State of Delaware, U.S. if the Company were incorporated under the laws of such State, (III) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Shares became such, (IV) pursuant to an exchange offer by the Company to purchase made on the same terms to all holders of said shares, or (V) any issuance or transfer of shares by the Company, provided however, that in no case under (III)-(V) above shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the Voting Shares of the Company;

(d)	any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

(e)	any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company) of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

114.3.4	“control,” including the term “controlling”, “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of a person whether through the ownership of Voting Shares, by contract or otherwise. A person who is the owner of twenty (20) percent. or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds Voting Shares, in good faith and not for the purpose of circumventing this Article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

114.3.5	“Interested Member” means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that

(a)	is the owner of fifteen (15) percent or more of the outstanding Voting Shares of the Company, or

(b)	is an affiliate or associate of the Company and was the owner of fifteen (15) percent. or more of the outstanding Voting Shares of the Company at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and the affiliates and associates of such person; provided, however, that the term “Interested Member” shall not include any person whose ownership of shares in excess of the fifteen (15) percent. limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an Interested Member if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the Voting Shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of the definition of beneficial owner set out below under this Article but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

114.3.6	“person” means any individual, corporation, partnership, unincorporated association or other entity.

114.3.7	“Voting Shares” means with respect to any company or corporation, shares of any class or series entitled to vote generally in the appointment of directors and, with respect to any entity that is not a company or corporation, any equity interest entitled to vote generally in the appointment of the governing body of such entity. Every reference to a percentage of Voting Shares shall refer to such percentage of the votes of such Voting Shares.

Appendix A	19

114.3.8	“owner” including the terms “own” and “owned” when used with respect to any shares means a person that individually or with or through any of its affiliates or associates:

(a)	beneficially owns such shares directly or indirectly; or

(b)	has (I) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (II) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (II) of clause (b) of this definition, or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

115	In addition to any approval of Members required pursuant to the terms of any class or series of shares other than Common Shares, the approval of the holders of a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board, shall be required in order for the Company to “sell, lease, or exchange all or substantially all of its property and assets” (as that phrase is interpreted for the purposes of Section 271 of the General Corporation Law of the State of Delaware, U.S., as amended or re-enacted from time to time), provided that the foregoing approval by Members shall not be required in the case of any transaction between the Company and any entity the Company “directly or indirectly controls” (as that phrase is defined in Rule 405 under the United States Securities Act of 1933, as amended or re-enacted from time to time).

MINUTES

116	The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all proceedings at meetings of the Company or the holders of any class of Shares and of the Board, and of committees of the Board including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

117	The Board may delegate any of its powers, authorities and discretions (including the power to sub-delegate) to any committee consisting of one or more Directors. The Board may also delegate to any Director such of their powers, authorities and discretions as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered by the Board. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of the Board, so far as they are capable of applying.

118	The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Board at any time.

119	The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

EXECUTIVE OFFICERS

120

The Board may from time to time appoint one or more Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and such other officers of the Company (including, for the avoidance of doubt and without

20	Appendix A

limitation, any Secretary) as it considers necessary in the management of the business of the Company and as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles. Such officers need not also be a Director. Unless otherwise specified in the terms of his appointment, an officer of the Company may be removed by resolution of the Board. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

121	Every Director appointed to an office under the above Article hereof shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed from such executive office by the Board. A Director appointed to an office under the above Article shall ipso facto and immediately cease to hold such executive office if he shall cease to hold the office of Director for any cause.

PROCEEDINGS OF THE BOARD

122	Except as otherwise provided by these Articles, the Board shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Board present at a meeting at which there is a quorum. In case of an equality of votes, the Chairman shall have a second or casting vote.

123	Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

124	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Board to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

125	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of Directors in office. In no event shall the Board fix a quorum that is less than one-third (1/3) of the total number of Directors, provided always that if there shall at any time be only a sole Director the quorum shall be one.

126	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

127	The Directors may elect a chairman of their Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

128	All acts done by any meeting of the Board or of a committee of the Board shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director and/or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

129	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Board the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

130	A resolution in writing (in one or more counterparts), signed by all the Directors or all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of the Board as the case may be duly convened and held.

PRESUMPTION OF ASSENT

131

A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or

Appendix A	21

secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

132	The Company may, if the Board so determines, have a Seal which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or the Secretary or Secretary-Treasurer or some other officer of the Company or other person appointed by the Board for the purpose.

133	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

134	A Director, Secretary or other officer or representative or attorney of the Company may without further authority of the Board affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

135	Subject to the Statute and these Articles, the Board may from time to time declare or resolve to pay dividends (including interim dividends) or other distributions on Shares in issue and authorise payment of the dividends or other distributions out of the funds of the Company lawfully available therefor.

136	A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Board resolves to pay such dividend specifically state that such dividend shall be a final dividend.

137	The Board may, before declaring or resolving to pay any dividends or other distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

138	No dividend or other distribution shall be payable except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

139	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or other distributions, if dividends or other distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

140	The Board may declare or resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

141	Any dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant or electronic or other payment shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

142	No dividend or other distribution shall bear interest against the Company.

143	Any dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable, may in the discretion of the Board, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the Member. Any dividend or other distribution which remains unclaimed after a period of six years from the date of declaration of such dividend or other distribution shall be forfeited and shall revert to the Company.

22	Appendix A

CAPITALISATION

144	The Board may, if authorised by an Ordinary Resolution, at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of dividend or other distribution and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power given to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

BOOKS OF ACCOUNT

145	The Board shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

146	The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Board or by the Company in general meeting.

147	The Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

148	The appointment of and provisions relating to Auditors shall be in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

149	In the event that no such code, rules and regulations referred to in the above Article apply, the appointment of and provisions relating to Auditors shall in accordance with the following provisions:

149.1	The Board may appoint an Auditor who shall hold office until removed from office by a resolution of the Board, on such terms as the Board determines and the Board may fix his or their remuneration.

149.2	Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

149.3	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

150	Notices shall be in writing and shall be given by the Company in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

151	In the event that no such code, rules and regulations referred to in the above Article applies, notice shall be given in accordance with the following provisions:

151.1	notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail;

Appendix A	23

151.2	where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient;

151.3	a notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred;

151.4	notice of every general meeting shall be given in any manner hereinbefore authorised by the Articles to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of general meetings, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

151.5	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

151.6	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

INDEMNITY

152	To the fullest extent permitted by law, no Director, officer of the Company or trustee acting in relation to any of the affairs of the Company shall be personally liable to the Company or its Members for any loss arising or liability attaching to such Director or officer by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Director or officer may be guilty in relation to the Company; provided, however, that this shall not apply to (a) any fraud or dishonesty of such Director or officer, (b) such Director’s or officer’s conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the Director or officer is not legally entitled. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Statute or to any person holding the office of auditor in relation to the Company.

153

To the fullest extent permitted by law, the Company shall indemnify any current or former Director, officer of the Company, or any person who is serving or has served at the request of the Company as a director or officer and any trustee acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives (each individually, a “Covered Person”), against any expenses,

24	Appendix A

including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by, or in the name or on behalf of, the Company), to which he was, is, or is threatened to be made, a party or in which he is otherwise involved, (a “proceeding”) by reason of the fact that he is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Statute, applicable law or to any person holding the office of auditor in relation to the Company.

154	In the case of any threatened, pending or completed proceeding by, or in the name or on behalf of, the Company, to the fullest extent permitted by law, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defence or settlement thereof, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company, or for conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, unless and only to the extent that the Grand Court in the Cayman Islands or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Statute or to any person holding the office of auditor in relation to the Company.

155	To the fullest extent permitted by law, expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding for which indemnification is permitted pursuant to these Articles shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to these Articles.

156	Any indemnification pursuant to these Articles (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in these Articles, as the case may be. Such determination shall be made, with respect to a Covered Person who is a Director or officer of the Company at the time of such determination, (a) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (d) by the Members by Ordinary Resolution. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. Notwithstanding the any provision of these Articles relating to indemnification, the Company shall be required to indemnify or advance expenses to a Covered Person in connection a proceeding commenced by such Covered Person only if the commencement of such proceeding by such person was authorized by the Board.

157	It being the policy of the Company that indemnification of the persons specified in these Articles shall be made to the fullest extent permitted by law, the indemnification and advancement of expenses provided for by these Articles shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement, any insurance purchased by the Company, vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person.

158

The Board may, notwithstanding any interest of the Directors in such action, authorize the Company to purchase and maintain insurance on behalf of any Covered Person, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to

Appendix A	25

indemnify him against such liability under the provisions of these Articles. As used in these Articles relating to indemnification, references to the “Company” include all constituent corporations in an amalgamation, consolidation or merger or similar arrangement in which the Company or a predecessor to the Company by amalgamation, consolidation or merger or similar arrangement was involved.

FINANCIAL YEAR

159	The financial year of the Company shall be as prescribed by the Board from time to time.

TRANSFER BY WAY OF CONTINUATION

160	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

161	The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine and (to the extent required by Statute) with the approval of a Special Resolution.

26	Appendix A

Herbalife Ltd. P.O. Box 309 GT Ugland House, South Church Street Georgetown, Grand Cayman Cayman Islands

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